                                 SCHEDULE 14A
                                (Rule 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X]  Definitive Proxy Statement               RULE 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              PTEK HOLDINGS, INC.
               (Name of Registrant as Specified In Its Charter)

   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

   (2) Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   (4) Proposed maximum aggregate value of transaction:

   (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount Previously Paid:

   (2) Form, Schedule or Registration Statement No.:

   (3) Filing Party:

   (4) Date Filed:

[LOGO] Ptek HOLDINGS
                           3399 Peachtree Road, N.E.
                              The Lenox Building
                                   Suite 600
                            Atlanta, Georgia 30326

                                                                 April 30, 2002

Dear Shareholder:

   On behalf of the Board of Directors and management of PTEK Holdings, Inc., you are cordially invited to the Annual Meeting of Shareholders to be held on Wednesday, June 5, 2002, at 10:00 a.m. at the JW Marriott Hotel at Lenox, 3300 Lenox Road, N.E., Atlanta, Georgia 30326.

   At the Annual Meeting, shareholders will be asked to:

    .  elect three directors for three-year terms;

    . approve an amendment to the Company's Associate Stock Purchase Plan to increase the shares available for purchase by 750,000;

    . approve an amendment to the Company's 2000 Directors Stock Plan to increase the shares available for awards by 1,000,000;

    . approve an amendment to the Company's 1995 Stock Plan to increase the maximum number of options and/or stock appreciation rights and the maximum value of restricted stock awards that may be granted during any one calendar year under the 1995 Stock Plan to any one executive officer, and to reapprove the current list of performance criteria under which certain performance awards may be based in order to achieve full deductibility of such awards under Section 162(m) of the Internal Revenue Code; and

    . transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

These matters are described in the accompanying Notice of Annual Meeting and Proxy Statement.

   It is important that your stock be represented at the Annual Meeting regardless of the number of shares you hold. Whether or not you plan to attend the meeting in person, please take the time to vote by mailing in your proxy card. As explained in the Proxy Statement, you may withdraw your proxy at any time before it is actually voted at the meeting.

   If you plan to attend the Annual Meeting, please check the proxy card in the space provided. This will assist us with meeting preparations and will enable us to expedite your admittance. If your shares are not registered in your own name, and you would like to attend the meeting, please ask the broker, trust, bank or other nominee which holds the shares to provide you with evidence of your share ownership, which will enable you to gain admission to the meeting.

                                          Sincerely,
                                          /s/ Boland Jones
                                          Boland T. Jones
                                          Chief Executive Officer and
                                          Chairman of the Board

                              PTEK Holdings, Inc.
                           3399 Peachtree Road, N.E.
                              The Lenox Building
                                   Suite 600
                            Atlanta, Georgia 30326

                               -----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               -----------------

                          To be held on June 5, 2002

TO THE SHAREHOLDERS:

   NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Shareholders of PTEK Holdings, Inc. (the ''Company'') will be held at the JW Marriott Hotel at Lenox, 3300 Lenox Road, N.E., Atlanta, Georgia, 30326, on Wednesday, June 5, 2002 at 10:00 a.m. for the purposes of:

    1. electing three directors to serve until the 2005 Annual Meeting of Shareholders;

    2. approving an amendment to the Company's Associate Stock Purchase Plan to increase the shares available for purchase by 750,000;

    3. approving an amendment to the Company's 2000 Directors Stock Plan to increase the shares available for awards by 1,000,000;

    4. approving an amendment to the Company's 1995 Stock Plan to increase the maximum number of options and/or stock appreciation rights and the maximum value of restricted stock awards that may be granted during any one calendar year under the 1995 Stock Plan to any one executive officer, and to reapprove the current list of performance criteria under which certain performance awards may be based in order to achieve full deductibility of such awards under Section 162(m) of the Internal Revenue Code; and

    5. transacting such other business as may properly come before the Annual Meeting or any adjournments thereof.

   Information relating to the foregoing matters is set forth in the attached Proxy Statement. Shareholders of record at the close of business on April 22, 2002 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof.

                                          By Order of the Board of Directors.
                                          /s/ Patrick Jones
                                          Patrick G. Jones
                                          Corporate Secretary

Atlanta, Georgia
April 30, 2002

   PLEASE READ THE ATTACHED PROXY STATEMENT AND PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. YOU CAN SPARE YOUR COMPANY THE EXPENSE OF FURTHER PROXY SOLICITATION BY RETURNING YOUR PROXY CARD PROMPTLY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU SO DESIRE.

                              PTEK HOLDINGS, INC.

                                PROXY STATEMENT
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 5, 2002

   This Proxy Statement is furnished to the shareholders of PTEK Holdings, Inc., a Georgia corporation (''PTEK'' or the ''Company''), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company and at any adjournments thereof (the ''Annual Meeting''). The Annual Meeting will be held on Wednesday, June 5, 2002, at 10:00 a.m. at the JW Marriott Hotel at Lenox, 3300 Lenox Road, N.E., Atlanta, Georgia 30326.

   The approximate date on which PTEK is first mailing this Proxy Statement and the accompanying proxy card to shareholders is May 3, 2002.

                                    VOTING

General

   The securities that can be voted at the Annual Meeting consist of the
Company's:

    .  Common Stock, $.01 par value per share (''Common Stock''); and

    .  Series B Voting Preferred Stock (the ''Preferred Stock'').

   Holders of Common Stock are entitled to cast one vote for each share held on the record date on each matter submitted to the shareholders at the Annual Meeting. There is one share of Preferred Stock outstanding and entitled to vote. The holder of the outstanding share of Preferred Stock is entitled to the number of votes that the holders of the shares of exchangeable non-voting shares of Voice-Tel of Canada Limited, a subsidiary of the Company (the ''Exchangeable Shares''), would be entitled to cast if all such Exchangeable Shares were exchanged for Common Stock on a one-to-one basis.

   The record date for the determination of shareholders who are entitled to receive notice of and to vote at the Annual Meeting has been fixed by the Board of Directors as the close of business on April 22, 2002. On the record date, 54,463,313 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting, assuming the conversion of all the Exchangeable Shares.

Quorum and Vote Required

   For each proposal to be considered at the Annual Meeting, the presence, in person or by proxy, of a majority of the votes entitled to be cast on the proposal is necessary to constitute a quorum for action on that matter. Abstentions, votes withheld from any nominee and broker nonvotes (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others) will be counted as present for purposes of determining the presence or absence of a quorum with regard to any proposal at the Annual Meeting.

   The following shareholder votes will be required for approval of the proposals to be submitted at the Annual Meeting.

    . With regard to the proposal to elect three directors to serve until the 2005 Annual Meeting of Shareholders (Proposal 1), each director must be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares entitled to vote. With respect to Proposal 1, shareholders may vote ''for'' all of the director nominees, ''withhold'' authority to vote for all of the nominees or withhold authority to vote for any individual nominee(s) but vote for all other nominees. Shares that are withheld from voting as to any nominee and broker nonvotes will not affect the outcome.

    . Approval of the amendment to the Associate Stock Purchase Plan to increase the shares available for purchase by 750,000 (Proposal 2) will require the affirmative vote of a majority of the total votes cast on the proposal in person or by proxy. With respect to Proposal 2, shareholders may vote ''for,'' ''against'' or ''abstain'' from voting. Abstentions and broker nonvotes will not affect the outcome.

    . Approval of the amendment to the 2000 Directors Stock Plan to increase the shares available for awards by 1,000,000 (Proposal 3) will require the affirmative vote of a majority of the total votes cast on the proposal in person or by proxy. With respect to Proposal 3, shareholders may vote "for," "against" or "abstain" from voting. Abstentions and broker nonvotes will not affect the outcome.

    . Approval of the amendment to the 1995 Stock Plan to increase annual award limits and approve performance criteria for performance-based awards (Proposal 4) will require the affirmative vote of a majority of the total votes cast on the proposal in person or by proxy. With respect to Proposal 4, shareholders may vote "for," "against" or "abstain" from voting. Abstentions and broker nonvotes will not affect the outcome.

Proxies; Other Matters That May Come Before the Annual Meeting

   The accompanying proxy card is for use at the Annual Meeting if a shareholder is unable to attend in person or is able to attend but does not wish to vote in person. Shareholders should specify their choices with regard to each proposal on the enclosed proxy card. All properly executed and dated proxy cards delivered by shareholders to the Company in time to be voted at the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions given. If no specific instructions are given, the shares represented by a signed and dated proxy card will be voted ''FOR'' the election of the three director nominees named in Proposal 1 and ''FOR'' Proposal 2, Proposal 3 and Proposal 4.

   The Board of Directors is not aware of any other business to be presented to a vote of the shareholders at the Annual Meeting. As permitted by Rule 14a-4(c) of the Securities and Exchange Commission, the persons named as proxies on the proxy cards will have discretionary authority to vote in their judgment on any proposals presented by shareholders for consideration at the Annual Meeting that are submitted to the Company after December 28, 2001. Such proxies also will have discretionary authority to vote in their judgment upon the election of any person as a director in place of a nominee named in Proposal 1 who is unable to serve or for good cause or will not serve as a director, and upon matters incident to the conduct of the Annual Meeting.

   The giving of a proxy does not affect the right to vote in person should the shareholder attend the Annual Meeting. Any shareholder who has given a proxy has the power to revoke it at any time before it is voted by giving written notice of revocation to the Corporate Secretary of the Company at PTEK Holdings, Inc., 3399 Peachtree Road, N.E., The Lenox Building, Suite 600, Atlanta, Georgia 30326, Attention: Patrick G. Jones, Corporate Secretary; by executing and delivering a proxy card bearing a later date to the Corporate Secretary; or by voting in person at the Annual Meeting. If a shareholder will not be attending the Annual Meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the day preceding the Annual Meeting.

   In addition to soliciting proxies directly, the Company has requested brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by them. The Company also may solicit proxies through its directors, officers and employees in person and by telephone and facsimile, without payment of additional compensation to such persons. All expenses incurred in connection with the solicitation of proxies will be borne by the Company.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

   The following table sets forth to the best of the Company's knowledge certain information as of April 22, 2002 regarding the beneficial ownership of the Company's voting stock by:

    . each person who is known by the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities;

    .  each director and each nominee for director of the Company;

    .  each Named Executive Officer of the Company (as defined below); and

    . all of the Company's executive officers, directors and each person nominated to become a director as a group.

                                                                        Shares       Percent
                                                                     Beneficially    of Class
Name of Beneficial Owner                                              Owned (1)       Owned
------------------------                                             ------------    --------
Boland T. Jones.....................................................  4,627,606 (2)    8.50
Dimension Fund Advisors.............................................  2,907,187 (3)    5.34
George W. Baker, Sr.................................................    192,165 (4)       *
Raymond H. Pirtle, Jr...............................................     80,363 (5)       *
Jeffrey A. Allred...................................................  1,375,198 (6)    2.52
Jackie M. Ward......................................................     83,333 (7)       *
Jeffrey T. Arnold...................................................     74,333 (8)       *
Jeffrey M. Cunningham...............................................     83,333 (9)       *
Hermann Buerger.....................................................    133,333 (10)      *
J. Walker Smith, Jr.................................................     34,333 (11)      *
Randolph L. Booth...................................................     -- 0 --
Patrick G. Jones....................................................    438,116 (12)      *
William E. Franklin.................................................     61,666 (13)      *
Richard J. Buyens...................................................      1,000 (14)      *
Theodore P. Schrafft................................................    110,842 (15)      *
Robert P. Mainor....................................................     -- 0 --          *
Max A. Slifer, Jr...................................................    205,809 (16)      *
All current executive officers and directors as a group (15 persons)   7,501,430      13.77

--------
*   Less than one percent.
 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Shares of the Company's Common Stock subject to warrants or options that are currently exercisable or exercisable within 60 days of April 22, 2002 are deemed to be outstanding and to be beneficially owned by the person holding such warrants or options for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
 (2) Includes 3,132,200 shares held of record by Mr. Jones; 4,816 shares held in the Company's 401(k) Plan for the benefit of Mr. Jones; 590 shares held of record by Mr. Jones' wife for which Mr. Jones holds the right to vote pursuant to an irrevocable proxy granted by Mrs. Jones to Mr. Jones; 50,000 shares held in a family trust; and 1,440,000 shares held by a limited partnership in which Mr. and Mrs. Jones have an interest in the general partner of the limited partnership. Does not include 450 shares held of record by Mr. Jones' wife, as custodian for the benefit of two unrelated minor children under the Uniform Gifts to Minors Act, or 55,427 shares held in two grantor retained annuity trusts, as to which shares Mr. Jones disclaims beneficial ownership. The address of Mr. Jones is 3399 Peachtree Road, N.E., The Lenox Building, Suite 600, Atlanta, Georgia 30326.

 (3) This information is based solely on a Schedule 13G filed by Dimension Fund Advisors ("Dimension") on February 2, 2002. Such Schedule 13G states that Dimension has sole voting and dispositive power of 2,907,187 shares of Common Stock. Schedule 13G also states that Dimension is a registered investment advisor whose address is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.
 (4) Includes 158,832 shares held of record by Mr. Baker and 33,333 shares subject to warrants or options currently exercisable or exercisable within 60 days. Does not include 44,000 shares held of record by Mr. Baker's wife, as to which Mr. Baker disclaims beneficial ownership.
 (5) Includes 44,000 shares held of record by Mr. Pirtle and 3,030 shares issuable upon conversion of $100,000 of the 5 3/4% Convertible Subordinated Notes of PTEK due 2004 (the ''Notes'') which are convertible into Common Stock at an exercise price of $33.00 per share, all of which are held in a 401(k) plan for the benefit of Mr. Pirtle. Also includes 33,333 shares subject to warrants or options currently exercisable or exercisable within 60 days.
 (6) Includes 1,260,490 shares held of record by Mr. Allred, 100,000 shares held in an individual retirement account for the benefit of Mr. Allred, 5,584 shares held in the Company's 401(k) Plan for the benefit of Mr. Allred and 9,124 shares held under the Company's Associate Stock Purchase Plan.
 (7) Includes 50,000 shares held of record by Ms. Ward and 33,333 shares subject to options or warrants currently exercisable or exercisable within 60 days.
 (8) Includes 41,000 shares held of record by Mr. Arnold and 33,333 shares subject to options or warrants currently exercisable or exercisable within 60 days.
 (9) Includes 50,000 shares held of record by Mr. Cunningham and 33,333 shares subject to options or warrants currently exercisable or exercisable within 60 days.
(10) Includes 100,000 shares held under a Supplemental Executive Savings Plan for the benefit of Mr. Buerger and 33,333 shares subject to options or warrants currently exercisable or exercisable within 60 days.
(11) Includes 1,000 shares held of record by Mr. Smith and 33,333 shares subject to options or warrants currently exercisable or exercisable within 60 days.
(12) Includes 174,873 shares held of record by Mr. Jones, 10,000 shares held in an individual retirement account for the benefit of Mr. Jones, 4,816 shares held in the Company's 401(k) Plan for the benefit of Mr. Jones, 193,000 shares subject to options or warrants currently exercisable or exercisable within 60 days, and 55,427 shares owned by two trusts of which Mr. Jones is the sole trustee.
(13) Includes 45,000 shares held of record by Mr. Franklin and 16,666 shares subject to options or warrants currently exercisable or exercisable within 60 days.
(14) Includes 1,000 shares held of record by Mr. Buyens.
(15) Includes 89,796 shares held of record by Mr. Schrafft, 5,526 shares held in the Company's 401(k) Plan for the benefit of Mr. Schrafft and 15,520 shares held under the Company's Associate Stock Purchase Plan.
(16) Mr. Slifer retired as an executive officer effective December 31, 2001. Includes 200,279 shares held of record by Mr. Slifer and 5,530 shares held in the Company's 401(k) Plan for the benefit of Mr. Slifer.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

Nominees

   Pursuant to the Company's Amended and Restated Bylaws (the ''Bylaws''), the number of directors of the Company may not be less than three nor more than ten, with the precise number to be determined by resolution of the Company's Board of Directors from time to time. Currently, the Board of Directors comprises ten directors. The Board of Directors is divided into three classes, which are as nearly equal in number as possible. The directors in each class are elected by the shareholders for a term of three years and until their successors are elected and qualified or until such directors' death, resignation or removal. The term of office of one of the classes of directors expires each year at the Annual Meeting of Shareholders, and a new class of directors is elected by the shareholders each year at that time.

   At the Annual Meeting, the terms of four Class II directors, Raymond H. Pirtle, Jr., Jackie M. Ward, Jeffrey M. Cunningham and Randolph L. Booth will expire. Mr. Booth was appointed to the Board of Directors on April 26, 2002, to fill the vacancy created in Class II when the size of the Board of Directors was increased to ten members. Ms. Ward will retire from the Board of Directors upon the expiration of her current term and will not stand for reelection, and immediately after the Annual Meeting the size of the Board of Directors will be automatically reduced from ten to nine members, which will result in there being three directors in each class. The Board of Directors recognizes and appreciates Ms. Ward's efforts on behalf of the Company during her years of service on the Board. In accordance with the recommendation of the Nominating Committee, the Board of Directors has nominated Raymond H. Pirtle, Jr., Jeffrey
M. Cunningham and Randolph L. Booth to stand for reelection as Class II directors at the Annual Meeting.

   If elected by the shareholders, each of the Class II nominees will serve a three-year term that will expire at the 2005 Annual Meeting of Shareholders. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees (in which case the persons named as proxies on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located and nominated by resolution of the Board of Directors, or by resolution provide for a lesser number of directors.

   The Board of Directors unanimously recommends that shareholders vote "FOR" the proposal to elect Raymond H. Pirtle, Jr., Jeffrey M. Cunningham and Randolph L. Booth as directors of the Company for three-year terms expiring at the 2005 Annual Meeting of Shareholders and until their successors have been duly elected and qualified.

Information Regarding Nominees and Continuing Directors and Executive Officers

   The following table sets forth certain information regarding the three nominees for director, the six incumbent directors whose terms as directors will continue following the Annual Meeting, and the Company's current executive officers.

    Class II Directors Nominated To Serve Until the 2005 Annual Meeting of
                                 Shareholders

Raymond H. Pirtle,   Mr. Pirtle, age 60, has been a director of the Company
Jr.                  since June 1997. He has served as a Managing Partner of
                     Avondale Partners, LLC since June 2001. Mr. Pirtle served as Managing Director and as a director of SunTrust
                     Equitable Securities Corporation from February 1989 to
                     June 2001. Prior to that time, he was a General Partner of J.C. Bradford & Co from 1996 to 1989. Mr. Pirtle was previously a director and chairman of the compensation committee of Sirrom Capital Corporation, which was acquired by Finova Group.

Jeffrey M.           Mr. Cunningham, age 49, has been a director of the Company
Cunningham           since November 2000. Mr. Cunningham has served as Chairman of Cunningham Partners, Inc. and its venture subsidiary, Corvida Holdings, since April 2001. From September 2000 to
                     April 2001, Mr. Cunningham served as Managing Director of
                     Schroder Partners, the venture capital arm of Schroders plc, the British asset management company. From 1998 to May 2000, Mr. Cunningham was a President of CMGI, an
                     Internet technology holding company. From 1980 to 1998, Mr. Cunningham was the Group Publisher of Forbes, Inc., publisher of Forbes Magazine. He serves as a director of Genuity and Countrywide Credit, and he previously served as a director of Paging Network, Schindler Holdings and Bankrate.

Randolph L. Booth    Mr. Booth, age 49, has been a director of the Company
                     since April 2002. He has served as the Managing Partner of StreetSide Developers, LLC, a retail development company he co-founded, since November 2001. Since June 1999, he has served as a director and has held several executive management positions, and currently is the Chief Executive
                     Officer, of Peachtree Franchise Finance, LLC, a commercial loan servicing and management company. In 1997, Mr. Booth acquired an interest in Communications Corporation of America where he was Vice President and a director until he sold his interest in 1998. In 1992, he founded Capital
                     City Advisors, Inc., a consulting group to the entertainment and broadcasting industry, and his firm was an advisor to Turner Broadcasting System, Inc. and its Board of Directors on numerous strategic initiatives, including Turner Broadcasting's acquisitions of New Line
                     Cinema and Castle Rock Entertainment and the merger of Turner Broadcasting with Time Warner. From 1986 to 1992,
                     Mr. Booth held several positions with Turner Broadcasting
                     System, Inc., including Chief Financial Officer, Vice
                     President of Finance and Director of Special Projects.
                     From 1975 to 1986, he was with Price Waterhouse.

    Incumbent Class III Directors To Serve Until the 2003 Annual Meeting of
                                 Shareholders

Boland T. Jones      Mr. Jones, age 42, a founder of the Company, has served as a director and Chief Executive Officer of the Company since its inception in July 1991. From February 1993 until August 1998, Mr. Jones served as President of the Company.
                     Since September 1993, Mr. Jones has also served as the Chairman of the Board of Directors. From 1986 until founding the Company, Mr. Jones served as Chairman, Chief
                     Executive Officer and President of American Network
                     Exchange, a diversified transmission provider specializing in niche markets. Mr. Jones is the son-in-law of Mr.
                     Baker, a director of the Company.

George W. Baker,
Sr. Mr. Baker, age 66, has been a director of the Company since its inception in July 1991. Since July 1988, Mr. Baker has served as a director, President and Chief Executive Officer of Taco Tico, Inc., a Wichita, Kansas-based franchisor of Mexican restaurants. Mr. Baker's prior experience also includes service as a director of Kentucky Fried Chicken Corporation, as President of Kentucky Fried Chicken Operating Company and as President, Chief Executive Officer, founder and shareholder of Mr. Gatti's, a pizza restaurant chain. Mr. Baker is the father-in-law of Mr. Boland Jones, the Chairman of the Board and Chief Executive Officer of the Company.

Jeffrey T. Arnold    Mr. Arnold, age 32, has been a director of the Company
                     since April 1999. Mr. Arnold is the Chief Executive
                     Officer of The Convex Group. From November 1999 to October
                     2000, Mr. Arnold served as a director and Chief Executive
                     Officer of WebMD Corporation (formerly Healtheon/WebMD
                     Corporation). Prior to that time, he was Chairman of the Board and Chief Executive Officer of WebMD, Inc. from
                     October 1996 until November 1999, and he served as President of WebMD, Inc. from October 1996 to September
                     1997. WebMD, Inc. was acquired by Healtheon Corp. in
                     November 1999. From April 1994 to March 1997, Mr. Arnold served in various capacities, including as Chairman and Chief Executive Officer of Endeavor Technologies, before it was merged into WebMD, Inc. Mr. Arnold is also a director of Scient, Inc.

     Incumbent Class I Directors To Serve Until the 2004 Annual Meeting of
                                 Shareholders

Jeffrey A. Allred    Mr. Allred, age 48, has been a director of the Company
                     since May 1998 and has served as President and Chief
                     Operating Officer of the Company since January 1999. Mr.
                     Allred served as Executive Vice President of Strategic
                     Development of the Company from August 1997 until January
                     1999. From June 1996 until July 1997, Mr. Allred was a partner in the Atlanta, Georgia office of the law firm of Alston & Bird. From February 1992 until June 1996, Mr.
                     Allred was a partner in the Atlanta, Georgia office of the law firm of Nelson Mullins Riley & Scarborough.

Hermann Buerger      Mr. Buerger, age 58, has been a director of the Company
                     since June 2001. He currently serves as Regional Board
                     Member of Commerzbank AG, and he has held various other management positions at Commerzbank since 1972. Mr.
                     Buerger serves as a director of Security Capital Group and Commerzbank Capital Markets Corporation, and is also a member of the Advisory Board of Wharton Real Estate
                     Center. He previously served as a director of Paging
                     Network and United Dominion Industries, as vice chairman of the Institute of International Bankers, and as co-chairman of the Business Council of The American
                     Council on Germany.

J. Walker Smith,     Mr. Smith, age 46, has been a director of the Company
Jr.                  since June 2001. He has served as President of Yankelovich
                     Partners since May 1999, and previously served as Managing
                     Partner and Head of Yankelovich Monitor from September
                     1995 until May 1999, and as Senior Vice President and
                     Managing Partner of Yanklelovich's Atlanta, Georgia office from 1991 until September 1995. Prior to that time, he was Director of Marketing Research of DowBrands from September
                     1987 until 1990. Mr. Smith is a director of Yankelovich
                     Partners, and he serves as a member of the Board of Advisors of PlanetJam Media Group. He previously served as a director of Cyber

                     Dialogue and as a member of the Board of Advisors of Screen4Me.com, and was on the Board of Advisors of A.C. Nielsen Masters in Marketing Research Program.

                      Other Incumbent Executive Officers

Patrick G. Jones     Mr. Jones, age 51, has served as Executive Vice President
                     and Chief Legal Officer of the Company since January 2000, and also served as the Company's Chief Financial Officer from January 2000 until October 2001. From May 1998 until
                     January 2000, Mr. Jones served as Senior Vice President and Chief Legal Officer of the Company. From November 1995 until May 1998, Mr. Jones served as Senior Vice President of Finance and Legal of the Company. Since December 1995,
                     Mr. Jones has also served as the Company's Corporate
                     Secretary. From February 1993 until November 1995, Mr.
                     Jones was a partner in the Atlanta, Georgia office of the law firm of Nelson Mullins Riley & Scarborough. From
                     February 1989 until February 1993, Mr. Jones was a partner in the Atlanta, Georgia law firm of Long Aldridge & Norman.

William E. Franklin  Mr. Franklin, age 46, has served as Executive Vice
                     President and Chief Financial Officer of the Company since October 2001, and from February 2001 to October 2001, he served as the Chief Financial Officer of the Company's Premiere Conferencing business unit. From May 1995 to September 2000, Mr. Franklin served as President and Chief Executive Officer of Clifford Electronics, which filed for protection under Chapter 11 of the United States Bankruptcy Code in June 2000. Prior to that time, he held positions of Executive Vice President and Chief Financial Officer for various oil & gas and manufacturing companies, and was a CPA at Grant Thornton from 1977 to 1980.

Richard J. Buyens    Mr. Buyens, age 45, has served as President of Global
                     Services of the Company since August 2001. From January
                     1999 to August 2001, Mr. Buyens was Senior Vice President of Intermedia Communications, which was acquired by WorldCom, and from June 1999 to August 2001 he was also
                     President of Shared Technologies Fairchild, a subsidiary of Intermedia. Prior to that time, Mr. Buyens spent almost
                     18 years in various senior management positions in sales, marketing and finance with AT&T business services.

Theodore P.
Schrafft Mr. Schrafft, age 46, has served as President of the Company's Premiere Conferencing business unit since January 2000, and from March 1999 until January 2000 Mr. Schrafft was Senior Vice President and General Manager of Premiere Conferencing. Mr. Schrafft served as President of the Company's Voice and Data Messaging Division from August 1998 to March 1999. From October 1997 until August 1998, Mr. Schrafft served as Vice President of Corporate Messaging for the Company. From June 1996 until October 1997, he served as President and Chief Operating Officer of VoiceCom Systems, Inc., an integrated messaging and 800-based services company which was acquired by PTEK in October 1997. Mr. Schrafft served as President of EA Systems, a subsidiary of Digital Equipment Corporation, from 1992 to 1994, and prior to that time, he held various sales and marketing positions with Digital.

Robert P. Mainor     Mr. Mainor, age 49, has served as President of the
                     Company's Xpedite business unit since March 2002. From
                     August 1999 to March 2002, he was Managing Director and
                     President of COLT Telecom, Internet Division. From August
                     1996
                     to August 1999, Mr. Mainor held several positions with Bell Atlantic, where he served as Vice President, Marketing and Product Management, Data Solutions Group;
                     Senior Vice President, Sales and Marketing, Internet
                     Solutions, Inc.; and Vice President, Web Services and
                     Business Development. From May 1991 to August 1996, he was with CompuServe Incorporated, where he held positions of Vice President, Product Marketing and Business Information
                     Services; General Manager and Group Director, Business
                     Services Group and Electronic Communications; and General
                     Manager, Systems Integration Group. Mr. Mainor founded and was Chief Executive Officer of SEARA Information Strategy
                     Corporation from September 1986 until May 1991 when he sold the company to CompuServe. Prior to that time, he served in various management and engineering positions with The Marketing Institute International Corp.,
                     Compuware Corporation, and Electronic Data Systems, Inc.

Meetings and Committees of the Board of Directors

   The Board of Directors of the Company conducts its business through meetings and unanimous written consents and through committees of the Board. The Company has the following standing committees to which directors are appointed: the Audit Committee, the Compensation Committee, the 1994 Stock Option Plan Committee, the 1995 Stock Plan Committee, the 1998 Stock Plan Committee, the 2000 Directors Stock Plan Committee, the Nominating Committee, and the Strategic Planning Committee. During the fiscal year ended December 31, 2001, the Board of Directors held five meetings and the Board took action by unanimous written consent on five occasions. Each director of the Company, with the exception of Jackie M. Ward, attended at least 75 percent of all meetings of the full Board of Directors and each committee of the Board of which such director was a member.

   The Audit Committee, which met eight times in 2001, is responsible for reviewing and making recommendations regarding the Company's independent accountants, the annual audit of the Company's financial statements and the Company's internal accounting practices and policies. The Audit Committee currently comprises Hermann Buerger, Raymond H. Pirtle, Jr. and Randolph L. Booth, each of whom is "independent" under Nasdaq listing standards. For a full discussion of Audit Committee membership see the "Report of the Audit Committee" below. In June 2000, the Board adopted an Audit Committee Charter, which was amended in March 2002. A copy of the Amended and Restated Audit Committee Charter is attached as Appendix A to this Proxy Statement.

   The Compensation Committee, which met two times in 2001 and took action by unanimous written consent five times, is responsible for reviewing and approving the compensation of executive officers of the Company. The Compensation Committee currently comprises George W. Baker, Sr., J. Walker Smith, Jr. and Mr. Cunningham.

   The 1994 Stock Option Plan Committee, which did not meet in 2001, administers the 1994 Stock Option Plan. The 1994 Stock Option Plan Committee currently comprises Messrs. Boland T. Jones and Baker.

   The 1995 Stock Plan Committee, which met one time in 2001 and took action by unanimous written consent three times, administers the 1995 Stock Plan. The 1995 Stock Plan Committee currently comprises Messrs. Baker and Mr. Smith.

   The 1998 Stock Plan Committee, which met one time in 2001 and took action by unanimous written consent five times, administers the 1998 Stock Plan. The 1998 Stock Plan Committee currently comprises Messrs. Baker and Smith.

   The 2000 Directors Stock Plan Committee, which did not met in 2001 and took action by unanimous written consent one time, administers the 2000 Directors Stock Plan. The 2000 Directors Stock Plan Committee currently comprises Messrs. Baker and Pirtle.

   The Nominating Committee, which did not meet in 2001 and took action by unanimous written consent one time, is responsible for recommending nominees for election to the Board of Directors and, in the event of a vacancy in the office of the Chairman of the Board or Chief Executive Officer, recommending a successor to the full Board. The Board of Directors will consider nominees recommended by shareholders if submitted to the Board in accordance with the procedures specified in the Company's Bylaws. The Bylaws provide that a shareholder seeking to nominate candidates for election as directors at a meeting of shareholders must provide notice of such nomination not less than 120 nor more than 150 days before the first anniversary of the date of the Company's notice of annual meeting sent to shareholders in connection with the previous year's annual meeting, and such notice must provide the Company certain information regarding the nominees. See "Shareholder Proposals" below. The Nominating Committee currently comprises Messrs. Pirtle and Cunningham.

   The Strategic Planning Committee, which did not meet in 2001, is responsible for the Company's strategic planning, including evaluation of potential acquisitions. The Strategic Planning Committee currently comprises Messrs. Cunningham, Buerger, Boland Jones and Allred.

Directors' Compensation

   Directors are reimbursed for reasonable expenses incurred by them in connection with their attendance at Board meetings, and outside directors receive a stipend of $20,000 per year, which increases to $40,000 per year if an outside director attends all Board meetings and all of his or her Board committee meetings.

   During 2001, each of the following directors were granted options to purchase the Company's common stock in connection with his or her service as a director:

    . In June 2001, Messrs. Baker, Pirtle, Arnold, Buerger and Smith, and Ms. Ward were each granted an option to purchase 100,000 shares of Common Stock at an exercise price of $3.00 per share, which was greater than the market value of the Common Stock on the date of grant. One-third of these options vest and become exercisable on the date of each of the 2002, 2003 and 2004 Annual Meetings of Shareholders, provided that the grantee is a member of the Board on those dates, subject to accelerated vesting upon a change in control of the Company.

    . In June 2001, Mr. Cunningham was granted an option to purchase 100,000 shares of Common Stock at an exercise price of $3.00 per share, which was greater than the market value of the Common Stock on the date of the grant. One-third of this option vests and becomes exercisable on each of November 8, 2001, 2002 and 2003, provided that Mr. Cunningham is a member of the Board on those dates, subject to accelerated vesting upon a change in control of the Company.

   On November 29, 2001, the Company offered a restricted stock exchange program to its employees and directors, whereby the Company offered to purchase certain outstanding stock options in exchange for restricted stock. Under the program, the Company granted one restricted share of common stock in exchange for every 2.5 options surrendered that had an exercise price of more than $3.00 per share. (See "Ten-Year Historical Information Regarding Repricing, Replacement or Cancellation and Regrant of Options--2001 Exchange of Options for Restricted Stock" for a more detailed discussion of the restricted stock exchange program.) On December 28, 2001, the exchange offer was completed. Messrs. Baker, Pirtle and Arnold, and Ms. Ward, participated in the program, as follows:

      Director               Options Tendered Restricted Shares Received *
      --------               ---------------- ----------------------------
      George W. Baker, Sr...     120,000                 48,000
      Raymond H. Pirtle, Jr.     110,000                 44,000
      Jeffrey T. Arnold.....     100,000                 40,000
      Jackie M. Ward........     100,000                 40,000

--------
*  All of these restricted shares vested on December 29, 2001.

   The Company has agreed to lend each of these directors upon request the amount of taxes due with respect to the restricted shares received in the exchange program, with each such loan to be evidenced by a 10-year recourse promissory note bearing interest at the applicable Federal rate, and secured by the restricted shares. Mr. Pirtle borrowed $50,000 from the Company in April 2002.

                                  PROPOSAL 2

         APPROVAL OF AN AMENDMENT TO THE ASSOCIATE STOCK PURCHASE PLAN
            TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR PURCHASE

Introduction

   The Company currently maintains the Associate Stock Purchase Plan (the "ASPP"), under which employees may purchase Common Stock from the Company at a discount to market prices. The Board of Directors has recommended that the ASPP be amended, subject to approval of the shareholders, to increase the number of shares of Common Stock available for purchase under the ASPP from 1,750,000 shares to 2,500,000, an increase of 750,000 shares.

   A summary of the ASPP, as proposed to be amended, is set forth below. The summary is qualified in its entirety by reference to the full text of the ASPP, as proposed to be amended, which is attached as Appendix B to this Proxy Statement.

Purpose

   The purpose of the ASPP is to enhance the proprietary interest, through ownership of Common Stock of the Company, among the employees of the Company and its subsidiaries designated by the Company as eligible to participate in the ASPP. The Board of Directors believes that this provides incentives for such employees to remain with the Company and to exert maximum efforts for its success.

Eligibility

   Regular full-time employees of the Company and its participating subsidiaries are eligible to participate in the ASPP. Employees are eligible to participate in the ASPP if they have been employed for at least two months and are customarily scheduled to work for at least 20 hours per week and five months per calendar year. As of April 22, 2002, there were approximately 1,571 employees eligible to participate in the ASPP.

General Operation of the ASPP

   The ASPP is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code (the "Code"). Employees who elect to participate may have up to 20 percent of their compensation from the Company and its affiliates (including salary, bonus and commissions) withheld pursuant to the ASPP. The amount withheld is then used to purchase shares of Common Stock on the last day of the purchase period. The price of Common Stock purchased under the ASPP during a purchase period is equal to 85 percent of the lower of the fair market value of the Common Stock at the beginning of the purchase period or the last trading day of the purchase period. Since the shares are purchased at less than market value, employees receive a benefit from participating in the ASPP.

   An employee may not be granted a purchase right for a purchase period if immediately after the grant, he or she would own five percent or more of the total combined voting power or value of all classes of stock of the Company or its subsidiaries. A participant cannot receive purchase rights that, in combination with purchase rights under other plans qualified under Section 423 of the Code, would result during any calendar year in the purchase of shares having an aggregate fair market value of more than $25,000. Purchase rights granted under the ASPP are not transferable except by will or by the laws of descent and distribution and are exercisable only by the participant during his or her lifetime.

Shares Subject to the ASPP

   A total of 1,750,000 shares of Common Stock are currently reserved for issuance upon the purchase of shares by participants under the ASPP, subject to appropriate adjustment for stock dividends, subdivision or consolidation of outstanding shares or certain corporate transactions involving the Company. The shares issuable under the ASPP may be issued out of authorized but unissued shares or may be shares that have been reacquired by the Company. All cash received or held by the Company under the ASPP may be used by the Company for any corporate purpose.

   As of April 22, 2002, there were 687,762 shares of Common Stock remaining available for purchase under the ASPP. The Board of Directors proposes that an additional 750,000 shares of Common Stock be reserved for issuance under the ASPP, together with such additional number of shares of Common Stock as may from time to time be issued pursuant to the adjustment provisions contained in the ASPP.

Federal Income Tax Consequences to the Company and to Participants

   The following is a general summary of the federal income tax consequences of participation in the ASPP, based on federal tax laws and regulations as in effect on April 1, 2002. The tax consequences of participating in the ASPP may vary with respect to individual situations.

   The grant or exercise of purchase rights under the ASPP will have no tax impact on the participant or the Company. If a participant disposes of Common Stock acquired under the ASPP after at least two years from the first day of the applicable purchase period and one year from the date of purchase of the shares, then the participant will be deemed to have received ordinary taxable income in the calendar year of disposition in an amount equal to the lesser of
(1) the original 15 percent discount on the shares assuming the shares had been purchased on the offering date, or (2) the participant's actual gain (the excess of the fair market value of the shares of Common Stock on the date of disposition over the price paid for the shares). If a participant holds Common Stock at the time of his or her death, the holding period requirements are automatically deemed to have been satisfied. The Company will not be allowed a deduction if the holding period requirements are satisfied. If a participant disposes of Common Stock before the holding period is satisfied, then the participant will be deemed to have received ordinary taxable income in the calendar year of disposition in an amount per share equal to the difference between the price paid for the share and the market value of the share on the date it was purchased. Any additional gain will be treated as long-term or short-term capital gain. The Company will be allowed a deduction equal to the amount of ordinary income recognized by the participant.

Benefits to Named Executive Officers and Others

   During 2002, the following employees and groups participated in the ASPP. Because participation in the ASPP is voluntary, the benefits or amounts that will be received in the future by any person or group under the ASPP cannot presently be determined. The closing sale price of the Company's Common Stock on the Nasdaq National Market on April 22, 2002 was $4.90 per share.

                                                                           Associate Stock Purchase Plan
                                                                          -------------------------------
                                                                                         Shares of Common
                                                                                         Stock Purchased
Name and Position                                                         Dollar Value    under the ASPP
-----------------                                                         ------------   ----------------
Boland T. Jones.......................................................... $   -- 0 --        -- 0 --
   Chief Executive Officer and Chairman of the Board of Directors

Jeffrey A. Allred........................................................ $ 18,225.19(1)       9,124
   President and Chief Operating Officer and Director

Patrick G. Jones......................................................... $   -- 0 --        -- 0 --
   Executive Vice President, Chief Legal Officer and Corporate Secretary

Theodore P. Schrafft..................................................... $ 10,090.08(2)       4,417
   President, Premiere Conferencing Business Unit                         $  9,570.02(1)       4,791

Max A. Slifer, Jr........................................................ $   -- 0 --        -- 0 --
   Former President, Xpedite Business Unit

All Current Executive Officers as a Group (including the above).......... $ 10,090.08(2)       4,417
                                                                          $ 27,795.21(1)      13,915

All Non-Executive Directors as a Group................................... $   -- 0 --        -- 0 --

All Non-Executive Employees as a Group................................... $493,180.69(2)     215,893
                                                                          $492,863.44(1)     246,740

--------
(1) Shares were purchased at a 15 percent discount to the market value of the Common Stock on the October 31, 2001 purchase date, which was $2.35 per share.
(2) Shares were purchased at a 15 percent discount to the market value of the Common Stock on the April 30, 2001 purchase date, which was $2.70 per share.

Approval by Shareholders

   Approval of the amendment to the ASPP will require the affirmative vote of a majority of the total votes cast on the proposal in person or by proxy. Abstentions and broker nonvotes will not affect the outcome.

   THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE ''FOR'' THE PROPOSAL TO AMEND THE ASSOCIATE STOCK PURCHASE PLAN.

                                  PROPOSAL 3

   APPROVAL OF AN AMENDMENT TO THE 2000 DIRECTORS STOCK PLAN TO INCREASE THE
                     NUMBER OF SHARES AVAILABLE FOR AWARDS

Introduction

   The Company currently maintains the PTEK Holdings, Inc. 2000 Directors Stock Plan (the "Directors Plan"). The Board of Directors has recommended that the Directors Plan be amended, subject to approval of the shareholders, to increase the number of shares of Common Stock available for awards under the Directors Plan from 1,000,000 shares to 2,000,000 shares, an increase of 1,000,000 shares. As of April 22, 2002, there were 300,000 shares remaining available for awards under the Directors Plan, seven directors eligible to participate, and seven directors holding outstanding awards representing options to purchase 700,000 shares of Common Stock granted under the Directors Plan. The Board of Directors believes that the proposed increase in shares is needed to provide the Company with the ability to attract and retain highly qualified non-employee directors.

   A summary of the Directors Plan, as proposed to be amended, is set forth below. The summary is qualified in its entirety by reference to the full text of the Directors Plan, as proposed to be amended, which is attached as Appendix C to this Proxy Statement.

Purpose

   The Board of Directors believes that stock ownership is an important incentive for its non-employee directors. The purpose of the Directors Plan is to advance the interests of the Company and its shareholders by affording the non-employee directors of the Company an opportunity to acquire or increase their proprietary interests in the Company. The Company intends that the Directors Plan will provide such persons with an added incentive to continue to serve as directors and will stimulate their efforts in promoting the growth, efficiency and profitability of the Company. The Company also intends that the Directors Plan will afford the Company a means of attracting persons of outstanding quality to serve on the Board. Awards are granted under the Directors Plan in addition to cash fees paid to non-employee directors.

Shares Subject to the Directors Plan

   A total of 1,000,000 shares of the Company's Common Stock have been reserved for issuance upon the exercise of options or SARs or upon the grant of restricted stock awards under the Directors Plan. If the number of outstanding shares of Common Stock is increased or decreased or if the Common Stock is changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, reorganization, recapitalization, stock split or stock dividend or other change in corporate structure, the number and type of shares issuable under the Directors Plan shall be adjusted appropriately by the 2000 Directors Stock Plan Committee. With certain exceptions, if any option terminates for any reason without having been exercised in full, or any award is forfeited, the shares of Common Stock not issued will then become available for additional grants under the Directors Plan.

Administration

   The Plan is administered by the 2000 Directors Stock Plan Committee, which consists of at least two directors appointed from time to time by the Board who are "non-employee directors," as that term is defined in Rule 16b-3 promulgated under Section 16 of the Exchange Act. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the 2000 Directors Stock Plan Committee under the Directors Plan.

   The 2000 Directors Stock Plan Committee has complete authority to interpret the Directors Plan, to prescribe, amend and rescind rules and regulations relating to the Directors Plan, to determine the details and provisions of each award agreement and to make all other determinations necessary or advisable for the administration of the Directors Plan. Notwithstanding the above, the Board of Directors shall have sole authority under the Plan to approve grants of options or awards to members of the 2000 Directors Stock Plan Committee and to determine the terms thereof. Whenever reference is made to the 2000 Directors Stock Plan Committee, such reference shall mean the Board as it relates to options or awards granted to members of the 2000 Directors Stock Plan Committee. Determinations of the 2000 Directors Stock Plan Committee shall be binding on all persons.

Amendment of the Directors Plan

   The Board may at any time and from time to time terminate, amend or modify the Directors Plan without shareholder approval; provided, however, that the Board may condition any amendment on shareholder approval if such approval is necessary or advisable with respect to tax, securities or other applicable laws. No termination, amendment or modification of the Directors Plan shall adversely affect any previously granted awards under the Directors Plan without the consent of the participant.

Eligibility

   The 2000 Directors Stock Plan Committee may make awards only to persons who, at the date of grant, are directors of the Company and are not employed by the Company or any of its subsidiaries or affiliates. There are currently eight directors eligible to participate in the Directors Plan. In selecting the recipients of awards, as well as in determining the number of shares subject to or granted in each award, the 2000 Directors Stock Plan Committee takes into consideration such factors as it deems relevant to accomplish the purpose of the Directors Plan.

Terms of Awards

   The terms of each award granted under the Directors Plan, including the exercise price of options, are determined by the 2000 Directors Stock Plan Committee. Vested options may be exercised at any time during the term of the option. As of April 22, 2002, 700,000 options had been granted under the Directors Plan.

Other Types of Awards

   The Directors Plan also permits the grant of restricted stock awards. Restricted stock awards entitle the recipient to receive shares of Common Stock, subject to forfeiture restrictions that lapse over time or upon the occurrence of events specified by the 2000 Directors Stock Plan Committee. No or restricted stock awards have been granted under the Directors Plan.

Federal Income Tax Consequences

   The following is a general summary of the federal income tax consequences relating to the grant and exercise of awards under the Directors Plan and the subsequent sale of Common Stock acquired under the Directors Plan, based on federal tax laws and regulations as in effect on April 1, 2002. The tax consequences of participating in the Directors Plan may vary with respect to individual situations.

   Only non-qualified stock options may be granted under the Directors Plan. A participant is not taxed on the grant of a non-qualified stock option. Upon exercise, however, the participant recognizes ordinary income equal to the difference between the exercise price and the fair market value of the shares on the date of the exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the participant as ordinary income. Any gain on subsequent disposition of the shares is long-term capital gain if the shares are held for at least one year following exercise. The Company does not receive an income tax deduction for this gain.

   Unless a recipient of a restricted stock award makes an election to accelerate recognition of income to the grant date, the participant will not recognize income upon the grant of the restricted stock award. When the restrictions are deemed to have lapsed under applicable tax rules, the participant recognizes ordinary income in an amount equal to the fair market value of shares of Common Stock with respect to which the restrictions lapsed, and the Company is entitled to an income tax deduction equal to such amount.

Benefits to Directors

   As of April 22, 2002, awards granted under the Directors Plan were outstanding and held by the following non-employee directors. Any future awards will be made at the discretion of the 2000 Directors Stock Plan Committee. Therefore, it is not presently possible to determine the benefits or amounts that will be received by such non-employee directors pursuant to the Directors Plan in the future.

                                              2000 Directors Stock Plan
   -                                      ----------------------------------
   Name and Position                      Dollar Value (1) Number of Options
   -----------------                      ---------------- -----------------
   George W. Baker, Sr...................    $  190,000         100,000
   Raymond H. Pirtle, Jr.................    $  190,000         100,000
   Jackie M. Ward........................    $  190,000         100,000
   Jeffrey T. Arnold.....................    $  190,000         100,000
   Jeffrey M. Cunningham.................    $  190,000         100,000
   Hermann Buerger.......................    $  190,000         100,000
   J. Walker Smith.......................    $  190,000         100,000
   All Non-Executive Directors as a Group    $1,330,000         700,000

--------
(1) The dollar value shown above for the options is based on the difference between the weighted average exercise price of the options and the closing price of the Company's Common Stock on April 22, 2002, which was $4.90. The ultimate value of the options will depend upon the difference between the exercise price and the fair market value of the underlying shares on the date of exercise.

Approval by Shareholders

   Approval of the amendment to the Directors Plan will require the affirmative vote of a majority of the total votes on the proposal in person or by proxy. Abstentions and broker nonvotes will not affect the outcome.

   THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE ''FOR'' THE PROPOSAL TO AMEND THE 2000 DIRECTORS STOCK PLAN.

                                  PROPOSAL 4

      APPROVAL OF AMENDMENT TO THE 1995 STOCK PLAN TO INCREASE THE ANNUAL
               INDIVIDUAL LIMIT ON AWARDS AND REAPPROVAL OF THE
              CURRENT PERFORMANCE CRITERIA FOR PERFORMANCE AWARDS

Introduction

   The Company currently maintains the PTEK Holdings, Inc. 1995 Stock Plan (the "1995 Plan"). As of April 22, 2002, there were 2,627,573 shares remaining available for awards under the 1995 Stock Plan, approximately 1,992 people eligible to participate in the 1995 Plan, 112 persons holding outstanding options granted under the 1995 Plan, representing 3,661,088 shares of Common Stock, and 11 persons holding 2,604,226 shares of restricted stock granted under the 1995 Stock Plan. The Board of Directors has recommended that the 1995 Plan be amended, subject to approval of the shareholders, to increase the maximum number of options and stock appreciation rights ("SARs") and the maximum value of restricted stock awards that may be granted during any one calendar year under the 1995 Plan to any one Covered Employee (as defined). No increase in the total number of shares available for award under the 1995 Plan is proposed. If the proposed amendments to the 1995 Plan are adopted, they will be effective as of the date of the 2002 Annual Meeting. Otherwise the 1995 Plan will remain in effect in its current form.

   The Board of Directors has also recommended that the shareholders reapprove the current list of performance criteria in the 1995 Plan under which certain performance awards may be based in order to achieve full deductibility of such awards under Section 162(m) of the Code, which requires that such criteria be reapproved by the shareholders every five years. Such criteria were last approved at the 1997 Annual Meeting.

   A summary of the 1995 Plan, as proposed to be amended, is set forth below. The summary is qualified in its entirety by reference to the full text of the 1995 Plan, as proposed to be amended, which is attached as Appendix D to this Proxy Statement.

Purpose

   The purpose of the 1995 Plan is to advance the interests of the Company, its subsidiaries and shareholders by affording certain employees and directors of and key consultants and advisors to the Company and its subsidiaries an opportunity to acquire or increase their proprietary interests in the Company.

Shares Subject to the 1995 Plan

   A total of 9,650,000 shares of the Company's Common Stock have been reserved for awards upon the exercise of options or SARs or upon the grant of restricted stock awards under the 1995 Plan. If the number of outstanding shares of Common Stock is increased or decreased or if the Common Stock is changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, reorganization, recapitalization, stock split or stock dividend or other change in corporate structure, the number and type of shares issuable under the 1995 Plan shall be adjusted appropriately by the 1995 Stock Plan Committee. With certain exceptions, if any option terminates for any reason without having been exercised in full, or any award is forfeited, the shares of Common Stock not issued will then become available for additional grants under the 1995 Plan.

   The maximum number of shares of Common Stock with respect to one or more options or SARs that may be granted during any one calendar year under the 1995 Plan to any one Covered Employee (as that term is defined in Code Section 162(m)) is currently 500,000, and the maximum fair market value of any restricted stock awards that may be received by a Covered Employee (less any consideration paid by the participant for such award) during any one calendar year under the 1995 Plan is currently $2,000,000. The proposed amendment would increase the maximum number of shares of Common Stock with respect to one or more options or SARs that may be granted during any one calendar year under the 1995 Plan to any one Covered Employee from 500,000 to 1,000,000, and would increase the maximum fair market value of any restricted stock awards that may be received by a Covered Employee (less any consideration paid by the participant for such award) during any one calendar year under the 1995 Plan from $2,000,000 to $4,000,000.

Administration

   The 1995 Plan is administered by the 1995 Stock Plan Committee, which consists of at least two directors appointed from time to time by the Board of Directors who are (i) "non-employee directors," as that term is defined in Rule 16b-3 promulgated under Section 16 of the Exchange Act, and (ii) "outside directors," as that term is defined in Section 162(m) of the Code and the regulations promulgated thereunder. During any time that the Board of Directors is acting as administrator of the 1995 Plan, it shall have all the powers of the 1995 Stock Plan Committee under the 1995 Plan.

   The 1995 Stock Plan Committee has complete authority to interpret the 1995 Plan, to prescribe, amend and rescind rules and regulations relating to the 1995 Plan, to determine the details and provisions of each award agreement and to make all other determinations necessary or advisable for the administration of the 1995 Plan.

Performance Awards

   The 1995 Stock Plan Committee may designate any award as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the committee must establish objectively determinable performance goals for the award based on one or more of the following performance criteria: (a) the achievement by the Company or a subsidiary of a specified target return on equity or assets, (b) the Company's or subsidiary's stock price, (c) the achievement by the Company or a business unit of the Company or subsidiary of a specified target net income or earnings per share, including without limitation earnings before interest, taxes, depreciation and/or amortization, or (d) any combination of the goals set forth in (a) through (c) above. If an award is made on such basis, the 1995 Stock Plan Committee shall establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under applicable tax regulations). Any payment of an award granted with performance goals shall be conditioned on the written certification of the 1995 Stock Plan Committee in each case that the performance goals and any other material conditions were satisfied.

   In order to maintain the 1995 Stock Plan Committee's ability to grant performance awards that are fully deductible under Code Section 162(m) on this basis, the performance criteria must be reapproved by the shareholders every five years. Therefore, the shareholders are asked to reapprove the above-listed performance criteria for future performance awards. As of April 22, 2002, no performance awards had been granted based on this provision of the 1995 Plan.

Amendment of the 1995 Plan

   The Board of Directors may at any time and from time to time terminate, amend or modify the 1995 Plan without shareholder approval; provided, however, that the Board of Directors may condition any amendment on shareholder approval if such approval is necessary or advisable with respect to tax, securities or other applicable laws. No termination, amendment or modification of the 1995 Plan shall adversely affect any previously granted awards under the 1995 Plan without the consent of the participant.

Eligibility

   The 1995 Stock Plan Committee may make awards to those persons whose participation in the 1995 Plan the committee determines to be in the best interests of the Company. The class of persons eligible to receive awards includes, but is not limited, all employees and directors of and key consultants and advisors to the Company and its subsidiaries. In selecting the recipients of awards, as well as in determining the number of shares subject to or granted in each award, the 1995 Stock Plan Committee takes into consideration such factors as it deems relevant to accomplish the purpose of the 1995 Plan.

Terms of Awards

   The terms of each award granted under the 1995 Plan are determined by the 1995 Stock Plan Committee. Incentive stock options ("ISOs") and nonqualified stock options ("NSOs") may be granted under the 1995 Plan, provided that only employees of the Company or its subsidiaries shall be eligible to receive ISOs. The exercise price for each option will be established by the 1995 Stock Plan Committee, provided that the exercise price of an ISO shall not be less than the fair market value of the Common Stock on the grant date. Vested options may be exercised at any time during the term of the option, provided that no ISO may be exercised after 10 years from the grant date, and provided further that no ISO granted to any person owning more than 10 percent of the total combined voting power of all Common Stock of the Company outstanding on the grant date may be exercised after five years from the grant date.

   The 1995 Plan also permits the grant of SARs and restricted stock awards. An SAR entitles the recipient to receive the difference between the fair market value of the Common Stock on the date of exercise and the SAR price, in cash or in shares of Common Stock, or a combination of both, as determined in the discretion of the 1995 Stock Plan Committee. The SAR price will be established by the 1995 Stock Plan Committee, provided that the SAR price must be at least 100% of the fair market value of the Common Stock on the grant date when issued in tandem with ISOs. No SARs have been granted under the 1995 Plan. Restricted stock awards entitle the recipient to receive shares of Common Stock, subject to forfeiture restrictions that lapse over time or upon the occurrence of events specified by the 1995 Stock Plan Committee.

Federal Income Tax Consequences to the Company and to Participants

   The following is a general summary of the federal income tax consequences relating to the grant and exercise of awards under the 1995 Plan and the subsequent sale of Common Stock acquired under the 1995 Plan, based on federal tax laws and regulations as in effect on April 1, 2002. The tax consequences of participating in the 1995 Plan may vary with respect to individual situations.

   ISOs and NSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 and related Sections of the Code. NSOs need not comply with such requirements.

   A participant is not taxed on the grant of an NSO. Upon exercise, however, the participant recognizes ordinary income equal to the difference between the exercise price and the fair market value of the shares on the date of the exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the participant as ordinary income. Any gain on subsequent disposition of the shares is long-term capital gain if the shares are held for at least one year following exercise. The Company does not receive an income tax deduction for this gain.

   A participant is not taxed on the grant or exercise of an ISO. The difference between the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If a participant holds the shares acquired upon exercise of an ISO for at least two years following grant and at least one year following exercise, the participant's gain, if any, on a subsequent disposition of such shares will be treated as long-term capital gain for federal income tax purposes. The measure of the gain is the difference between the proceeds received on disposition and the participant's basis in the shares (which generally equals the exercise price). If the participant disposes of stock acquired pursuant to the exercise of an ISO before satisfying the one- and two-year holding periods described above, the participant will recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of: (i) the amount realized on disposition less the participant's adjusted basis in the stock (usually the exercise price); or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. The balance of the consideration received on such disposition will be long-term capital gain if the stock had been held for at least one year following exercise of the ISO. The Company is not entitled to an income tax deduction on the grant or the exercise of an ISO or on the participant's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to an income tax deduction in the year the participant disposes of the shares, in an amount equal to the ordinary income recognized by the participant.

   Recipients of SARs do not recognize income upon the grant of such rights. When a participant receives or is deemed under applicable tax rules to have received payment of an SAR, the participant recognizes ordinary income in the amount equal to the cash and/or fair market value of shares of Common Stock to which the SAR relates, and the Company is entitled to an income tax deduction equal to such amount, subject to applicable deduction limits.

   Unless a recipient of a restricted stock award makes an election to accelerate recognition of income to the grant date, the participant will not recognize income upon the grant of the restricted stock award. When the restrictions are deemed to have lapsed under applicable tax rules, the participant recognized ordinary income in an amount equal to the fair market value of shares of Common Stock as to which the restrictions lapsed, and the Company is entitled to an income tax deduction equal to such amount, subject to applicable deduction limits.

Benefits to Named Executive Officers and Others

   As of April 22, 2002, awards granted under the 1995 Plan were outstanding and held by the following persons and groups. Any future awards will be made at the discretion of the 1995 Stock Plan Committee. Therefore, it is not presently possible to determine the benefits or amounts that will be received by such persons or groups pursuant to the 1995 Plan in the future.

                                                                              1995 Stock Plan
                                                                -------------------------------------------
                                                                                              Shares of
Name and Position                                               Dollar Value(1)   Options  Restricted Stock
-----------------                                               ---------------  --------- ----------------
Boland T. Jones................................................   $ 3,708,521           --      756,841
   Chief Executive Officer and Chairman of the Board of
     Directors
Jeffrey A. Allred..............................................   $ 6,057,821           --    1,236,290
   President and Chief Operating Officer and Director
Patrick G. Jones...............................................   $   663,191           --      135,345
   Executive Vice President, Chief Legal Officer and
     Corporate Secretary
Theodore P. Schrafft...........................................   $   476,309           --       97,206
   President, Premiere Conferencing Business Unit
Max A. Slifer, Jr..............................................   $   786,666           --      160,544
   Former President, Xpedite Business Unit
All Current Executive Officers as a Group (including the above)   $13,945,907    1,200,000    2,432,226
All Non-Executive Directors as a Group.........................   $ 1,006,800      200,000      172,000
All Non-Executive Employees as a Group.........................   $   -- 0 --(2) 2,261,008           --

--------
(1) The dollar value of the restricted shares shown above is equal to the fair market value of the underlying shares as of April 22, 2002, based on the closing price per share of the Common Stock on that date of $4.90. The dollar value of the options will be dependent on the difference between the exercise price and the fair market value of the underlying shares on the date of exercise (the "option spread"). The dollar value of the options shown above represents the option spread as of April 22, 2002, based on the weighed average exercise price of the options.

(2) The weighted average exercise price of the options in this group is less than the closing price per share of the Common Stock on April 22, 2002.

Approval by Shareholders

   Approval of the amendment to the 1995 Plan will require the affirmative vote of a majority of the total votes on the proposal in person or by proxy. Abstentions and broker nonvotes will not affect the outcome.

   THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE 1995 STOCK PLAN AND TO REAPPROVE THE CURRENT PERFORMANCE CRITERIA FOR PERFORMANCE AWARDS.

                            EXECUTIVE COMPENSATION

   The following table sets forth the compensation earned by (a) Boland T. Jones, who served as the Chief Executive Officer of the Company during 2001, and (b) the Company's four most highly compensated executive officers who were serving as executive officers at December 31, 2001 (collectively, the ''Named Executive Officers'').

                          Summary Compensation Table

                                       Annual Compensation               Long-Term Compensation
-                              ----------------------------------- ----------------------------------
                                                                   Restricted Securities
                                                      Other Annual   Stock    Underlying  All Other
                                     Salary   Bonus   Compensation   Awards    Options   Compensation
 Name And Principal Position   Year   ($)     $(1)       ($)(2)     ($ )(3)      (#)        ($)(4)
 ---------------------------   ---- -------- -------- ------------ ---------- ---------- ------------
Boland T. Jones (5)........... 2001 $787,500 $826,875      --      $2,307,733   -- 0 --   $6,192,504
 Chief Executive Officer and   2000  745,672  155,000      --         -- 0 -- 1,200,000    1,112,789
 Chairman of the Board of      1999  527,271  525,000      --       9,200,490   -- 0 --      146,406
 Directors

Jeffrey A. Allred (6)......... 2001 $525,000 $551,250      --      $3,737,530   -- 0 --   $3,033,703
 President and Chief Operating 2000  497,482  103,333      --         -- 0 --   700,000      840,562
 Officer and Director          1999  369,090  367,500      --       4,600,230   200,000       13,577

Patrick G. Jones (7).......... 2001 $393,750 $515,227      --      $  430,853   -- 0 --   $   14,066
 Executive Vice President,     2000  373,341   78,751      --         -- 0 --   100,000       14,045
  Chief Legal Officer and      1999  289,999  188,857      --         368,010    75,000       12,647
  Corporate Secretary

Theodore P. Schrafft (8)...... 2001 $293,870 $166,821      --      $  315,791   -- 0 --   $   13,672
 President, Premiere           2000  235,348  123,472      --              --    75,000        1,022
 Conferencing Business Unit    1999  173,077   92,000      --              --        --          692

Max A. Slifer, Jr. (9)........ 2001 $300,000 $185,629      --      $  533,006   -- 0 --   $    2,006
  Former President, Xpedite    2000  300,000  103,254      --         -- 0 --   -- 0 --       45,077
  Business Unit                1999  254,945  532,110      --         -- 0 --   -- 0 --        3,514

--------
(1) For 2001, the bonuses for Boland T. Jones and Jeffrey A. Allred were paid in April 2002; $352,804 of the bonus for Patrick G. Jones was paid in January 2002 and $75,797 of his bonus was paid in April 2002; $34,957 of the bonus for Theodore P. Schrafft was paid in January 2002 and $64,752 of his bonus was paid in April 2002; and $125,000 of the bonus for Max A. Slifer, Jr. was paid in January 2002. The balance of the bonuses for 2001 were paid in 2001. For 2000, $48,669 of the bonus for Theodore P. Schrafft was paid in February 2001, and all of the bonuses for Boland T. Jones and Jeffrey A. Allred, and $42,514 of the bonus for Max A. Slifer, Jr., were paid in March 2001. The balance of the bonuses for 2000 were paid in 2000. For 1999, the bonuses for Boland T. Jones, Jeffrey A. Allred and Patrick G. Jones, and $67,000 of the bonus for Theodore P. Schrafft, were paid in March 2000, and Mr. Slifer's bonus included a $438,187 bonus payment related to the acquisition of Xpedite Systems, Inc ("Xpedite").
(2) Excludes perquisites and other personal benefits the dollar value of which, in the aggregate, was less than $50,000 or 10% of the executive's salary and bonus with respect to the applicable year.
(3) For 2001, restricted stock awards for the Named Executive Officers consisted of the following: (i) for Boland T. Jones, 756,841 shares for an aggregate value of $2,573,259 as of December 31, 2001, of which (a) 156,125 shares vested on November 28, 2001, (b) 280,000 shares will vest on January 7, 2005, subject to accelerated vesting upon a change in control of the Company or termination of employment without cause, and (c) 320,716 shares were received in exchange for outstanding stock options pursuant to the restricted stock exchange program; (ii) for Jeffrey A. Allred, 1,236,290 shares for an aggregate value of $4,203,386 as of December 31, 2001, of which (a) 100,750 shares vested on November 28, 2001, (b) 80,000 shares will vest on January 7, 2005, subject to accelerated vesting based upon a change in control of the Company or termination of employment without cause, (c) 240,000 shares vested on November 28, 2001 and 30,000 shares vest each quarter beginning March 31, 2002 through December 31, 2004, subject to accelerated vesting upon a change in control of the Company or termination without cause, and (d) 455,540 shares were received in exchange for outstanding stock options pursuant to the restricted stock exchange program; (iii) for Patrick G. Jones, 135,345 shares for an aggregate value of $460,173 as of December 31, 2001 of which (a) 39,345 shares vested on November 28, 2001, and (b) 96,000 shares were received in exchange for outstanding stock options pursuant to the restricted stock exchange program;
    (iv) for Theodore P. Schrafft, 97,206 shares for an aggregate value of $330,500 as of December 31, 2001, of which (a) 14,750 shares vested on November 28, 2001 and (b) 82,456 shares were received in exchange for outstanding stock options pursuant to the restricted stock exchange program; and (vi) for Max A. Slifer, Jr., 160,544 shares for an aggregate value of $545,850 as of December 31, 2001, all of which shares were received in exchange for outstanding stock options pursuant to the restricted stock exchange program. Shares of restricted stock of the Company enjoy full voting and dividend rights. For 1999, includes the value of grants made to Boland T. Jones, Jeffrey A. Allred and Patrick G. Jones on May 5, 1999 in the form of restricted stock in two companies in which the Company held equity interests, WebMD and USA.NET.
(4) For 2001, all other compensation for the Named Executive Officers consisted of the following: (i) for Mr. Jones, $16,740 in premiums on split dollar life insurance, $7,875 in premiums on supplemental long-term disability insurance, $561 in premiums on group term life insurance, $440 in premiums on group long-term disability insurance, $54,137 for professional fees paid related to tax and estate planning, $97,635 related to personal aircraft usage, and $6,015,116 related to loan forgiveness; (ii) for Mr. Allred, $1,760 in premiums on life insurance, $6,502 in premiums on supplemental long-term disability insurance, $841 in premiums on group term life insurance, $440 in premiums on group long-term disability insurance, $36 for professional fees paid related to tax and estate planning, $15,082 related to personal aircraft usage, and $3,009,042 related to loan forgiveness; (iii) for Patrick Jones, $4,846 in premiums on life insurance, $7,442 in premiums on supplemental long-term disability insurance, $1,338 in premiums on group term life insurance, and $440 in premiums on group long-term disability insurance; (iv) for Mr. Schrafft, $3,365 in premiums on supplemental long-term disability, $731 in premiums on group term life insurance, $440 in premiums for group long-term disability insurance, and $9,136 related to personal aircraft usage, and (v) for Max A Slifer, Jr., $1,566 in premiums on life insurance and $440 in premiums on group long-term disability insurance.
(5) Mr. Boland Jones also served as President of the Company from February 1993 until August 1, 1998.
(6) Mr. Allred joined the Company as an executive officer in August 1997. Mr. Allred served as Executive Vice President of Strategic Development from August 1997 to January 1999, when he was appointed President and Chief Operating Officer.
(7) Mr. Patrick Jones also served as Chief Financial Officer of the Company from January 2000 to October 2001 and from November 1995 to May 1998.
(8) Mr. Schrafft became an executive officer in 2000.
(9) Mr. Slifer retired as an executive officer effective December 31, 2001.

Employment Agreements

   The Company or its subsidiaries have entered into employment agreements with the following Named Executive Officers, which in 2001 provided as follows:

   Boland T. Jones. Boland Jones was paid a base annual salary of $787,500 for 2001. The term of Boland Jones' employment agreement expires on January 1, 2005. Thereafter, it renews automatically for successive one-year terms unless either party elects not to renew at least 30 days prior to expiration of the term. Boland Jones' employment agreement provides that he will not compete with the Company during the term of his employment and for one year thereafter. The Company may terminate Boland Jones' employment only for cause. Notwithstanding such provision, if his employment is terminated for any reason, Boland Jones will be entitled to severance compensation equal to two and one-half times his base annual salary plus target bonus in effect on the date of termination. In addition, if, during the two-year period following a change in control of the Company, Boland Jones' employment with the Company is terminated by him or the Company for any reason other than cause, then Boland Jones will be entitled to severance compensation equal to the greater of (1) an amount equal to 2.99 times the greater of (a) his then current base annual salary plus target bonus and (b) the highest base annual salary and bonus paid to Boland Jones during the three-year period prior to the change in control, and (2) an amount equal to three percent of the difference in the market value of the Company based on a stock price of $6.125 per share and the actual market value of the Company at the date of the change in control, multiplied by .6, with the maximum amount not to exceed $25 million. In 2001 Boland Jones was eligible for bonus compensation equal to 100 percent of his base annual salary, based on the achievement of quarterly and annual targets for revenues and EBITDA of the Company, which was subject to increase if such targets were exceeded. Boland Jones received a $826,875 cash bonus for 2001, which was paid in April 2002.

   Under the terms of his employment agreement, in November 1995 Boland Jones was granted options to acquire 1,440,000 shares of Common Stock at an exercise price of $1.61 per share. One-third of these options vested on each of November 5, 1996, 1997 and 1998. Boland Jones' employment agreement also sets the terms of certain other stock options granted to him, and permits him to borrow funds from the Company for the exercise of all such options and the payment of taxes related thereto. Any such borrowings must be secured by shares acquired upon the exercise of such options, and the net proceeds from the sale of any such shares must be applied to the outstanding principal and interest owed to the Company.

   Jeffrey A. Allred. Jeffrey Allred was paid a base annual salary of $525,000 for 2001. The term of Mr. Allred's employment agreement expires on January 1, 2005. Thereafter, it renews automatically for successive one-year terms unless either party elects not to renew at least 30 days prior to expiration of the term. Mr. Allred's employment agreement provides that he will not compete with the Company during the term of his employment and for one year thereafter. The Company may terminate Mr. Allred's employment only for cause. Notwithstanding such provision, if Mr. Allred's employment is terminated without cause, he will be entitled to severance compensation equal to two and one-half times his base annual salary plus target bonus in effect on the date of termination. In addition, if, during the two-year period following a change in control of the Company, Mr. Allred's employment with the Company is terminated by him or the Company for any reason other than cause, then Mr. Allred will be entitled to severance compensation equal to the greater of (1) an amount equal to 2.99 times the greater of (a) his then current base annual salary plus target bonus and (b) the highest base annual salary and bonus paid to Mr. Allred during the three-year period prior to the change in control, and (2) an amount equal to three percent of the difference in the market value of the Company based on a stock price of $6.125 per share and the actual market value of the Company at the date of the change in control, multiplied by .4, with the maximum amount not to exceed $15 million. In 2001 Mr. Allred was eligible for bonus compensation equal to 100 percent of his base annual salary, based on the achievement of quarterly and annual targets for revenues and EBITDA of the Company, which was subject to increase if such targets were exceeded. Mr. Allred received a $551,250 cash bonus for 2001, which was paid in April 2002.

   As a material inducement to his employment by the Company, Mr. Allred was granted options to acquire 450,000 shares of Common Stock at an exercise price of $23.375, which was the market value on the date of the grant. Mr. Allred's options were subsequently repriced on July 22, 1998 and December 15, 1998 at the per share prices of $10.25 and $5.50, respectively. One-third of these options vested on each of August 11, 1997, 1999 and 2000. Mr. Allred's employment agreement permits him to borrow funds from the Company for the exercise of such options. Any such borrowings must be secured by shares acquired upon the exercise of such options, and the net proceeds from the sale of any such shares must be applied to the outstanding principal and interest owed to the Company.

   Patrick G. Jones. Patrick Jones was paid a base annual salary of $393,750 for 2001. The term of Patrick Jones' employment agreement expires on January 1, 2005. Thereafter, it renews automatically for successive one-year terms unless either party elects not to renew at least 30 days prior to expiration of the term. Patrick

Jones' employment agreement provides that he will not compete with the Company during the term of his employment and for one year thereafter. The Company may terminate Patrick Jones' employment only for cause. Notwithstanding such provision, if his employment is terminated without cause, Patrick Jones will be entitled to severance compensation equal to two and one-half times his base annual salary plus target bonus in effect on the date of termination. In addition, if, during the two-year period following a change in control of the Company, Patrick Jones' employment with the Company is terminated by him or the Company for any reason other than cause, then Patrick Jones is entitled to severance compensation equal to two and one-half times his base annual salary plus target bonus in effect on the date of termination. In 2001 Patrick Jones was eligible to receive bonus compensation equal to 50 percent of his base annual salary, based on the achievement of quarterly and annual targets for revenues and EBITDA of the Company, which was subject to increase if such targets were exceeded. Patrick Jones received a $204,751 cash bonus for 2001 based on such targets, of which $128,954 was paid in 2001 and $75,797 was paid in April 2002. In addition, Patrick Jones received a discretionary cash bonus of $310,476, which was paid in January 2002.

   As a material inducement to his employment by the Company, in November 1995, Patrick Jones was granted options to acquire 240,000 shares of Common Stock at an exercise price of $1.61 per share. One-third of these options vested on each of October 31, 1996, 1997 and 1998. Patrick Jones' employment agreement permits him to borrow funds from the Company for the exercise of such options. Any such borrowings must be secured by shares acquired upon the exercise of such options, and the net proceeds from the sale of any such shares must be applied to the outstanding principal and interest owed to the Company.

   Theodore P. Schrafft. Theodore P. Schrafft was paid a base annual salary of $293,870 for 2001. The term of Mr. Schrafft's employment agreement expires on December 31, 2003. Thereafter, it renews automatically for successive one-year terms unless either party elects not to renew at least 90 days prior to expiration of the term. Mr. Schrafft's employment agreement provides that he will not compete with the Company during the term of his employment and for one year thereafter. The Company may terminate Mr. Schrafft's employment for cause. If his employment is terminated without cause, Mr. Schrafft will be entitled to severance compensation equal to his base annual salary in effect on the date of termination, subject to certain adjustments. In addition, if, during the two-year period following a change in control of American Teleconferencing Services, Ltd. ("ATS"), Mr. Schrafft's employment with ATS is terminated by him for adequate justification or by ATS for any reason other than cause, then Mr. Schrafft is entitled to severance compensation equal to two times his base annual salary in effect on the date of termination. In 2001 Mr. Schrafft was eligible to receive bonus compensation equal to 50 percent of his base annual salary, based on the achievement of quarterly and annual targets for revenues and EBITDA of the Company, which was subject to increase if such targets were exceeded. Mr. Schrafft received a $166,821 cash bonus for 2001, $67,112 of which was paid in 2001, $34,957 of which was paid in January 2002 and $64,752 of which was paid in April 2002.

   Max A. Slifer, Jr. Max Slifer was paid a base annual salary of $300,000 for 2001. In 2001 Mr. Slifer was eligible to receive bonus compensation equal to 50 percent of his base annual salary, based on the achievement of quarterly and annual targets for revenues and EBITDA of the Xpedite business unit, which was subject to increase if such targets were exceeded. Mr. Slifer received a $60,629 cash bonus for 2001 based on such targets, all of which was paid in 2001. Mr. Slifer was also eligible to receive a bonus of $125,000 for each full year of employment following the year 2000, which was paid in January 2002. The term of Mr. Slifer's employment agreement was to expire on August 31, 2002; however, he retired as an executive officer on December 31, 2002. The Company, Xpedite and Mr. Slifer entered into a Separation Agreement as of December 31, 2002 which provides that Mr. Slifer will receive $330,750 in separation payments over the twelve-month period ending December 31, 2002. Mr. Slifer will also continue to receive health insurance benefits during 2002 at Xpedite's cost. If Mr. Slifer is employed by a third party during the twelve-month period following termination of his employment agreement, any salary received by Mr. Slifer from the third party employer will be subtracted from any separation payments due from Xpedite. In addition, Xpedite released all of its rights in a life insurance policy owned by Mr. Slifer and forgave his obligation to repay premium payments made by Xpedite in respect thereto in the amount of $70,885. Mr. Slifer's employment agreement provides that he will not compete with Xpedite during the term of his agreement and, following termination of his agreement, for the longer of two years and what would have been the remaining term of his agreement.

Option Grants in 2001

   No stock options were granted to the Named Executive Officers during 2001.

Ten-Year Historical Information Regarding Repricing, Replacement or Cancellation and Regrant of Options

   The following sets forth certain information concerning the repricing, replacement or cancellation and regrant of options or other equity securities which has occurred over the last ten fiscal years with respect to options held by executive officers of the Company.

  1996 Repricing of Options

   As a means of ensuring that the executive officers would continue to have meaningful equity incentives to promote the growth and profitability of the Company, on July 11, 1996, the Company canceled options that had previously been granted to certain executive officers with exercise prices of $27.00 per share and granted an identical number of new options with identical terms and vesting periods to these persons with an exercise price of $18.50, which was the market price of the Common Stock on the date such options were repriced.

  1998 Repricings of Options

   During 1998, sharp declines in the market price of the Common Stock again resulted in many of the outstanding employee stock options being exercisable at prices that exceeded the current market price, thereby substantially impairing the effectiveness of such options as performance incentives. Consistent with the Company's philosophy of using equity incentives to motivate and retain management and employees, the Board of Directors determined twice during 1998 that it was in the best interests of the Company and its shareholders to restore the performance incentives intended to be provided by employee stock options by repricing such options. On July 22, 1998 the Board of Directors repriced and regranted all employee stock options (other than those granted to the Chief Executive Officer) which had exercise prices in excess of $10.25. The new options were priced at $10.25, the closing price of the Common Stock on the repricing date. While the vesting schedules remained unchanged, the repriced and regranted options were subject to a 12-month blackout period, during which the options could not be exercised. If an optionee's employment was terminated during the blackout period, he or she forfeited any repriced or regranted options that first vested during the 12-month period preceding his or her termination of employment. On December 14, 1998, the Board of Directors repriced and regranted all employee stock options (including those held by the Chief Executive Officer) which had exercise prices in excess of $5.50. The options were repriced to $5.50, which was above the closing price of the Common Stock on the repricing date. Again, while the vesting schedules remained unchanged, the new options were subject to the 12-month blackout and forfeiture provisions described above.

  2001 Exchange of Options for Restricted Stock

   On November 29, 2001, the Company filed with the Securities and Exchange Commission a Tender Offer Statement on Schedule TO relating to an offer by the Company to purchase from its employees and directors (and one former employee who was serving as a consultant to the Company) certain outstanding stock options having an exercise price of more than $3.00 per share in exchange for restricted shares of the Company's Common Stock at an exchange ratio of one share of restricted stock for each 2.5 options surrendered. A third party consultant was used in determining the exchange ratio. On December 28, 2001, the exchange offer was completed, and the Company accepted for purchase options exercisable for approximately 6.0 million shares of Common Stock, and issued approximately 2.4 million shares of restricted stock in exchange for the options tendered. The restricted stock is subject to the same vesting schedule as the tendered options, and is subject to a 12-month blackout period during which time the restricted stock may not be sold except to pay withholding taxes or in the case of financial hardship.

   The following table summarizes all repricings of options held of record by the executive officers of the Company during the last ten fiscal years.

                       Ten-Year Option Repricings Table

                                                                                     New
                                                                                   Exercise     Original
                                                             Market    Exercise  Price ($) or    Option
                                               Number of    Price of   Price at   Number (#)      Term
                                              Securities    Stock at    Time of       of       Remaining
                                              Underlying    Time of    Repricing  Restricted   at Date of
                                                Options   Repricing or    or        Shares    Repricing or
                                              Repriced or   Exchange   Exchange    Received     Exchange
Name                                   Date    Exchanged      ($)         ($)        (1)       (In Years)
----                                 -------- ----------- ------------ --------- ------------ ------------
Boland T. Jones.....................  7/11/96    50,000      $18.50     $ 27.00    $  18.50       5.72
  Chief Executive Officer and         7/22/98        --          --          --          --         --
  Chairman of the Board of Directors 12/14/98   250,000      $4.938     $ 24.50    $   5.50       4.05
                                     12/14/98    50,000      $4.938     $ 18.50    $   5.50       3.29
                                     12/28/01   250,000      $ 3.32     $  5.50     100,000       1.01
                                     12/28/01    50,000      $ 3.32     $  5.50      20,000       0.25
                                     12/28/01     1,789      $ 3.32     $  5.23         716       6.72
                                     12/28/01   500,000      $ 3.32     $ 6.125     200,000       8.03
Jeffrey A. Allred...................  7/22/98   438,849      $10.25     $23.375    $  10.25       7.01
  President and Chief Operating      12/14/98   438,849      $4.938     $ 10.25    $   5.50       6.61
  Officer and Director               12/28/01   438,849      $ 3.32     $  5.50     175,540       3.57
                                     12/28/01   200,000      $ 3.32     $ 7.063      80,000       5.17
                                     12/28/01   500,000      $ 3.32     $ 6.125     200,000       8.03
Patrick G. Jones....................  7/11/96    15,000      $18.50     $ 27.00    $  18.50       5.72
  Executive Vice President, Chief     7/22/98    50,000      $10.25     $ 18.50    $  10.25       4.45
  Legal Officer and Corporate         7/22/98    15,000      $10.25     $ 24.50    $  10.25       3.69
  Secretary                          12/14/98    50,000      $4.938     $ 10.25    $   5.50       4.05
                                     12/14/98    15,000      $4.938     $ 10.25    $   5.50       3.29
                                     12/28/01    50,000      $ 3.32     $  5.50      20,000       1.01
                                     12/28/01    15,000      $ 3.32     $  5.50       6,000       0.25
                                     12/28/01    75,000      $ 3.32     $ 7.063      30,000       5.17
                                     12/28/01   100,000      $ 3.32     $ 6.125      40,000       6.03
Theodore P. Schrafft................  7/22/98       500      $10.25     $ 22.50    $  10.25       4.48
  President, Premiere Conferencing    7/22/98    50,000      $10.25     $ 22.50    $  10.25       7.49
  Business Unit                      12/14/98       250      $4.938     $ 10.25    $   5.50       4.09
                                     12/14/98    25,000      $4.938     $ 10.25    $   5.50       7.09
                                     12/28/01       250      $ 3.32     $  5.50         100       1.05
                                     12/28/01       933      $ 3.32     $  6.44         374       5.15
                                     12/28/01    25,000      $ 3.32     $  5.50      10,000       4.05
                                     12/28/01     4,954      $ 3.32     $  6.44       1,982       4.70
                                     12/28/01   100,000      $ 3.32     $  5.50      40,000       4.97
                                     12/28/01    75,000      $ 3.32     $ 6.125      30,000       6.03
Max A. Slifer, Jr...................  7/22/98   350,100      $10.25     $ 29.25    $  10.25       8.62
  Former President, Xpedite Business  7/22/98    34,950      $10.25     $ 12.88    $  10.25       5.57
  Unit                                7/22/98    16,310      $10.25     $ 12.02    $  10.25       6.95
                                     12/14/98   350,100      $4.938     $ 10.25    $   5.50       8.22
                                     12/14/98    34,950      $4.938     $ 10.25    $   5.50       5.17
                                     12/14/98    16,310      $4.938     $ 10.25    $   5.50       6.56
                                     12/28/01   350,100      $ 3.32     $  5.50     140,040       5.18
                                     12/28/01    34,950      $ 3.32     $  5.50      13,980       2.13
                                     12/28/01    16,310      $ 3.32     $  5.50       6,524       3.52

                                                                                 New
                                                                               Exercise     Original
                                                         Market    Exercise  Price ($) or    Option
                                           Number of    Price of   Price at   Number (#)      Term
                                          Securities    Stock at    Time of       of       Remaining
                                          Underlying    Time of    Repricing  Restricted   at Date of
                                            Options   Repricing or    or        Shares    Repricing or
                                          Repriced or   Exchange   Exchange    Received     Exchange
Name                                 Date  Exchanged      ($)         ($)        (1)       (In Years)
----                                 ---- ----------- ------------ --------- ------------ ------------
William E. Franklin.................
  Executive Vice President and Chief
  Financial Officer                   --      --           --         --          --           --
Richard J. Buyens...................
  President of Global Services        --      --           --         --          --           --
Robert P. Mainor....................
  President, Xpedite Business Unit    --      --           --         --          --           --

--------
(1) For options repriced on December 28, 2001, each option was exchanged for a restricted share award at an exchange ratio of one share of restricted stock for every 2.5 options surrendered.

Option Exercises in 2001 and Year-End Option Values

   The following table sets forth information regarding (a) the number of shares of Common Stock received upon exercise of options by the Named Executive Officers during 2001, (b) the net value realized upon such exercise, (c) the number of unexercised options held at December 31, 2001 and (d) the aggregate dollar value of unexercised options held at December 31, 2001.

                                                 Number of Securities      Value of Unexercised
                                                Underlying Unexercised    In-The-Money Options At
                        Shares                   Options at FY End(#)          FY-End($)(1)
                     Acquired On     Value     ------------------------- -------------------------
Name                 Exercise (#) Realized ($) Exercisable Unexercisable Exercisable Unexercisable
----                 ------------ ------------ ----------- ------------- ----------- -------------
Boland T. Jones.....   -- 0 --      -- 0 --      -- 0 --      -- 0 --      -- 0 --      -- 0 --
Jeffrey A. Allred...   -- 0 --      -- 0 --      -- 0 --      -- 0 --      -- 0 --      -- 0 --
Patrick G. Jones....   -- 0 --      -- 0 --      193,000      -- 0 --     $345,470      -- 0 --
Theodore P. Schrafft   -- 0 --      -- 0 --      -- 0 --      -- 0 --      -- 0 --      -- 0 --
Max A. Slifer, Jr...   -- 0 --      -- 0 --      -- 0 --      -- 0 --      -- 0 --      -- 0 --

--------
(1) These values have been calculated by subtracting the option exercise price from the market price of the Common Stock on The Nasdaq Stock Market's National Market on December 31, 2001, and multiplying that figure by the total number of exercisable/unexercisable options.

   The following Report of the Compensation Committee and the 1995 Stock Plan Committee, the Report of the Audit Committee, and the Stock Performance Graph do not constitute "soliciting material" and should not be deemed to be "filed" with the Securities and Exchange Commission or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates these Reports or the Stock Performance Graph by reference in any of those filings.

                     REPORT OF THE COMPENSATION COMMITTEE
                       AND THE 1995 STOCK PLAN COMMITTEE
                           OF THE BOARD OF DIRECTORS

Introduction

   The Compensation Committee is responsible for reviewing and approving the compensation arrangements for the Company's executive officers and the 1995 Stock Plan Committee is responsible for determining and administering option grants to executive officers and other employees under the 1995 Stock Plan. From January to June 2001, the members of the Compensation Committee were Messrs. Pirtle and Baker and Ms. Ward, and the members of the 1995 Stock Plan Committee were Messrs. Pirtle and Baker. For the remainder of 2001, the members of the Compensation Committee were Messrs. Baker, Smith and Cunningham and the members of the 1995 Stock Plan Committee were Messrs. Baker and Smith.

   The Company's executive compensation policy, as implemented by the Compensation Committee and the 1995 Stock Plan Committee, is designed to provide a competitive compensation program that will enable the Company to attract, motivate, reward and retain executives who have the skills, experience and talents required to promote the short- and long-term financial performance and growth of the Company. In this manner, the Company seeks to meet its ultimate responsibility to its shareholders.

   Generally, in establishing levels of compensation for executive officers, the Compensation Committee and the 1995 Stock Plan Committee consider all factors they deem appropriate, which may include, among others:

    .  level and scope of responsibilities;

    .  pay levels of executive officers in comparable companies;

    .  experience, achievements and special expertise;

    .  achievement of specific business initiatives;

    .  appropriate inducements to initial and continued employment;

    . the Company's recent financial results compared to financial results for prior years and compared to the Company's business plan; and

    . alignment of the interests of executive officers with those of shareholders through award opportunities that can result in ownership of Common Stock.

These factors, however, are only generally considered and all compensation decisions involve subjectivity.

   The Company has employment agreements with the following Named Executive Officers who are still executive officers--Boland T. Jones, Jeffrey A. Allred, Patrick G. Jones and Theodore P. Schrafft. See ''Employment Agreements'' above. These employment agreements contain the general terms of each such executive officer's employment and establish the minimum compensation that such officers are entitled to receive, but do not prohibit, limit or restrict these officers' ability to receive additional compensation from the Company, whether in the form of base salary, bonus, stock options or otherwise. The Company also had an employment agreement with Max A. Slifer, Jr., a Named Executive Officer who retired as an executive officer of the Company effective December 31, 2001. See "Employment Agreements" above.

   The Company's executive compensation generally has three elements: base salary, annual incentive compensation and long-term incentive compensation, typically in the form of cash compensation, stock option grants, restricted stock awards and participation in other benefits programs. The following is a summary of the considerations underlying each element.

Base Salaries

   The base salaries of the executive officers are initially determined pursuant to their employment agreements. Initial salary levels are determined based on the factors discussed above and the recommendations of the Chief Executive Officer for salaries other than his own; however, the Compensation Committee retains the discretion to increase the initial salary levels. The Compensation Committee periodically evaluates the salaries of the executive officers based upon the level and scope of the responsibilities of the office, prior experience and achievements, the importance of each executive's contributions to the Company and the pay levels of similarly positioned executive officers in comparable companies.

Annual Incentive Compensation

   The Company's executive officers are eligible to receive cash bonus awards. The key components in determining the amount of such awards include the individual growth and success of the Company as measured by revenue growth, cash flows and other financial performance goals, as well as the financial performance of the Company in the context of the overall industry and economic environment. The judgment of the Compensation Committee, and of the Chief Executive Officer in the case of other executive officers, as to the impact of the individual on the financial performance of the Company are also considered.

Long-Term Incentive Compensation

   Grants of stock options and restricted stock to executive officers are generally made under the 1995 Stock Plan administered by the 1995 Stock Plan Committee. The Company believes that long-term incentive compensation in the form of stock options and restricted stock is one of the most direct ways of making executive compensation dependent upon increases in shareholder value. Stock options and restricted stock provide a means through which executive officers can build an investment in the Common Stock which will align such officers' economic interests with the interests of the shareholders. The 1995 Stock Plan Committee believes that the grant of stock options and restricted stock has been a particularly important component of its success in attracting and retaining talented management employees. The 1995 Stock Plan Committee believes that stock options and restricted stock give the executive officers greater incentives throughout the term of the options and restricted stock to strive to operate the Company in a manner that directly affects the financial interests of the shareholders both on a long-term, as well as a short-term, basis.

   In determining the number of option shares and shares of restricted stock to grant executive officers, the 1995 Stock Plan Committee considers on a subjective basis the same factors as it does in determining the other components of compensation, with no single factor accorded special weight. The recommendation of the Chief Executive Officer is important in determining awards to persons other than himself.

   In November 2001, Messrs. Boland Jones, Allred, Buyens, Patrick Jones and Schrafft were granted 156,125, 100,750, 1,000, 39,345 and 14,750 shares of restricted stock of the Company, respectively, which vested on November 28, 2001. In addition, in November 2001 Messrs. Boland Jones and Allred were granted 280,000 and 80,000 shares of restricted stock, respectively, that vest on January 7, 2005, subject to accelerated vesting in the event of a change in control of the Company or termination of employment without cause; these shares were granted in replacement of stock options that the Committees had intended to grant to Messrs. Boland Jones and Allred in 2000, but were unable to do so due to certain annual grant limits in the 1995 Stock Plan. In November 2001, Mr. Allred was also granted 600,000 shares of restricted stock, of which 240,000 shares vested on November 28, 2001 and 30,000 shares vest per quarter starting on March 31, 2002 and ending on December 31, 2004, subject to accelerated vesting upon a change in control of the Company or termination of employment without cause. The Company has agreed to lend to Messrs. Boland Jones, Allred, Buyens, Patrick Jones and Schrafft upon request the amount of taxes due with respect to the shares of restricted stock granted, with each such loan to be evidenced by a 10-year recourse promissory note bearing interest at the applicable Federal rate, and secured by the restricted stock. See "Certain Transactions" below.

Loan Forgiveness

   With the intent of rewarding and retaining key executives in a competitive market for executive talent and more closely aligning such executives' interests with the Company's interests, the Compensation Committee, based on the advice by Arthur Andersen Human Capital Services that such an award was reasonable and proper, awarded Messrs. Boland Jones, Allred and Patrick Jones grants in the form of restricted stock in WebMD and USA.NET on May 5, 1999 (the "Grant"). In connection with their Grants, the Company agreed to lend each of Messrs. Boland Jones and Allred, pursuant to a recourse promissory note in favor of the Company, an amount equal to the federal, state and local taxes required to be paid with respect to the value of the Grants treated as compensation (the "Grant Notes"). Interest accrued on the unpaid principal balance of each Grant Note at the rate of 6.2% per annum, and the entire outstanding principal balance plus all accrued interest were due and payable for each Grant Note on December 31, 2006. In March 2000, the Company agreed to forgive one-seventh of the principal plus accrued interest on the Grant Notes as of December 31, 2000, provided the executives were employees of the Company on that date. These amounts were forgiven as of December 31, 2000, resulting in income of $841,315 and $422,651 to Messrs. Boland Jones and Allred, respectively. In addition, the unpaid balance of each Grant Note was to be forgiven in its entirety in the event of a change in control of the Company or the termination of the executive's employment by the Company without cause. In March 2001, the Company loaned Messrs. Boland Jones and Allred $384,986 and $193,405, respectively, to pay taxes resulting from the December 31, 2000 loan forgiveness. Such loans were evidenced by promissory notes with the same terms as the Grant Notes except the interest rate was 4.88% per annum (the "Tax Loans"). In May 2001, based on the advice of Buck Consultants that the compensation arrangement was fair and reasonable and supported by good corporate purpose and industry practice, the Company agreed to forgive one-fourth of the outstanding principal balances of the Grant Notes and the Tax Loans, plus all accrued interest, on each of January 1, 2002 through 2005, provided that Messrs. Boland Jones and Allred were employees of the Company on each of such dates. The Company also agreed to gross-up Messrs. Boland Jones and Allred for income taxes owed with respect to the forgiveness of such Notes. In addition, the Company agreed to pay Mr. Patrick Jones a bonus in January of 2002 through 2005 in the amount of $77,619 each, provided that he was an employee of the Company on January 1 of each of those years; provided further, that in the event of a change in control of the Company or Mr. Jones' employment was terminated without cause, the full amount of the unpaid bonus payments would be due and payable upon the occurrence of such event. In May 2001, Messrs. Boland Jones, Allred and Patrick Jones were required to return to the Company the shares of USA.NET they received as part of their Grants. In December 2001, the Company agreed to forgive the principal balance of the Grant Loans and Tax Loans, plus all accrued interest thereon, as of December 31, 2001, and to gross-up Messrs. Boland Jones and Allred for income taxes owed with respect to such forgiveness, and to accelerate the payment to Mr. Patrick Jones of the bonuses previously payable through 2004, which was paid to Mr. Jones in January 2002 in the amount of $310,476. The principal balance plus accrued interest forgiven as of December 31, 2001 was $3,912,833 and $1,957,382, respectively, for Messrs. Boland Jones and Allred, and the Company has paid $2,729,479 and $1,365,413 to or on behalf of Messrs. Boland Jones and Allred, respectively, in connection with the tax gross-up. See "Certain Transactions."

Restricted Stock Exchange Program

   On November 29, 2001, the Company offered a restricted stock exchange program to its employees and directors whereby the Company offered to purchase certain outstanding stock options which had an exercise price of more than $3.00 per share in exchange for restricted shares of the Company's Common Stock at an exchange ratio of one share of restricted stock in exchange for each 2.5 options surrendered. On December 28, 2001, the exchange offer was completed. The restricted shares generally are subject to the same vesting schedules as the tendered options, and are subject to a 12-month blackout period during which time the restricted stock may not be sold except to pay withholding taxes or in the case of financial hardship.

   With the decline in the Company's share price over the course of the last several years, the Company believed that the exchange program would provide better performance incentives to align the employees' and directors' interests with those of the shareholders. Equity incentives constitute a significant component of the total compensation package of each of the Company's executive officers and plays a substantial role in the Company's ability to retain the services of the individuals essential to the Company's long-term financial success. The Company's ability to retain these individuals would be significantly impaired unless their out-of-the money options were replaced with valuable equity incentives in the form of restricted stock awards for which they paid no cash consideration but would be forfeited were they to leave the Company's employ prior to the vesting of their awards.

   All of the Named Executive Officers (and no other executive officers) participated in the restricted stock exchange program, as follows:

        Name                 Options Tendered Restricted Shares Received
        ----                 ---------------- --------------------------
        Boland T. Jones.....      801,789              320,716
        Jeffrey A. Allred...    1,138,849              455,540
        Patrick G. Jones....      240,000               96,000
        Theodore P. Schrafft      206,137               82,456
        Max A. Slifer, Jr...      401,360              160,544

The Company has agreed to lend each of the Named Executive Officers upon request the amount of taxes due with respect to the restricted shares received in the exchange program, with each such loan to be evidenced by a 10-year recourse promissory note bearing interest at the applicable Federal rate, and secured by the restricted stock. See "Certain Transactions" below.

Policy on Deductibility of Compensation

   Section 162(m) of the Code disallows the deduction for certain annual compensation in excess of $1,000,000 paid to certain executive officers of the Company, unless the compensation qualifies as "performance-based" as defined in the Code and applicable regulations. The 1995 Stock Plan permits the grant of stock options and other awards that are fully deductible under Code Section 162(m). All stock options that have been granted under the 1995 Stock Plan are fully deductible, but restricted stock awards that have been granted under the 1995 Plan are subject to the Code Section 162(m) deduction limitation. The Compensation Committee and the 1995 Stock Plan Committee intend to maximize the deductibility of executive compensation while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive market for executive talent.

Chief Executive Officer Compensation

   Boland Jones has served as the Chief Executive Officer and a director of the Company since its inception in July 1991. The Compensation Committee considered a variety of factors that it deemed appropriate in establishing Mr. Jones' compensation, which included the three elements described above: base salary, annual incentive compensation and long-term incentive compensation. The Compensation Committee believes that the role of the Chief Executive Officer is particularly important in reaching corporate objectives and accordingly reviews the Chief Executive Officer's compensation package annually based on his performance as Chief Executive Officer and the overall performance of the Company. In establishing Mr. Jones' compensation for 2001, the Compensation Committee recognized Mr. Jones' leadership skills in assembling and developing a strong management team, made an overall assessment of Mr. Jones' individual performance in achieving the Company's long-term strategic and business goals, and relied on the advice of a nationally recognized executive compensation firm that the loan forgiveness was fair and reasonable and supported by good corporate purpose and industry practice.

   The foregoing report has been submitted by:

                                          Compensation Committee

                                          J. Walker Smith, Jr.
                                          George W. Baker, Sr.
                                          Jeffrey M. Cunningham
                                          Raymond H. Pirtle, Jr.
                                          Jackie M. Ward

                                          1995 Stock Plan Committee

                                          J. Walker Smith, Jr.
                                          George W. Baker, Sr.
                                          Raymond H. Pirtle, Jr.

                         REPORT OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

   Pursuant to the Company's Amended and Restated Audit Committee Charter and under applicable Nasdaq listing criteria, the Audit Committee must comprise at least three directors, all of whom are independent, unless the Board of Directors determines, under exceptional and limited circumstances, that membership on the Audit Committee by one non-independent director who is not an employee or immediate family member of an employee is required by the best interests of the Company and its shareholders. The Audit Committee currently comprises Hermann Buerger, Raymond H. Pirtle, Jr. and Randolph L. Booth, all of whom are independent.

   During 2001, the Audit Committee initially comprised Jackie M. Ward and Mr. Pirtle until March, when Jeffrey M. Cunningham joined the Audit Committee. In June 2001, Mr. Buerger replaced Mr. Pirtle as a member of the Audit Committee, and in August 2001 Mr. Pirtle rejoined the Audit Committee upon Ms. Ward's resignation from the Audit Committee. On March 5, 2002, in connection with Mr. Cunningham's agreement to provide certain services to the Corporation on a consulting basis with respect to customer development, business development and strategic planning, the Corporation granted Mr. Cunningham an option to purchase 200,000 shares of the Company's Common Stock and agreed to pay Mr. Cunningham a maximum of $200,000 in cash compensation. (See "Certain Transactions" below.) The Board considered whether Mr. Cunningham's continued service on the Audit Committee was appropriate in light of such arrangement, taking into account the following factors, among others: the extent of Mr. Cunningham's knowledge of sophisticated financial and business matters; Mr. Cunningham's familiarity with the Company's finance and accounting practices; Mr. Cunningham's business background, including his service with other publicly held companies as a director; Mr. Cunningham's experience in the technology industry; and the fact that the Board anticipated the subsequent appointment to the Board of a new independent director suitable to succeed Mr. Cunningham on the Audit Committee. In view of the foregoing exceptional and limited circumstances, among others, the Board determined that Mr. Cunningham's continued membership on the Audit Committee was required by the best interests of the Company and its shareholders, consistent with Nasdaq listing criteria. On April 26, 2002, Mr. Cunningham resigned from the Audit Committee and the Board appointed Randolph L. Booth as his replacement on that same date.

   In June 2000, the Board adopted an Audit Committee Charter, which was amended and restated in March 2002. A copy of the Amended and Restated Audit Committee Charter is attached as Appendix A to this Proxy Statement. The Charter specifies the scope of the Audit Committee's oversight role and how it carries out its activities.

   The Company's management has primary responsibility for the Company's financial statements and reporting process, including the systems of internal controls. The Company's independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee oversees these processes and recommends annually to the Board of Directors the selection of the Company's independent accountants for the coming year.

   The Audit Committee has reviewed and discussed the Company's December 31, 2001 audited financial statements with management and with PricewaterhouseCoopers LLP, the Company's independent accountants. The Audit Committee also has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications).

   The Audit Committee also has received from PricewaterhouseCoopers LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers LLP their independence from the Company. The Audit Committee has also considered and determined that the provision of non-audit services to the Company is compatible with the independence of PricewaterhouseCoopers LLP.

   Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the December 31, 2001 audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 that was filed with the Securities and Exchange Commission.

   The foregoing report has been submitted by the following members of the Audit Committee of the Board:

                                          Hermann Buerger
                                          Jeffrey M. Cunningham
                                          Raymond H. Pirtle, Jr.

                            STOCK PERFORMANCE GRAPH

   The following graph shows the cumulative total shareholder return on the Company's Common Stock, the Standard & Poor's 500 Composite Stock Price Index (the ''S&P 500''), and a self-determined peer group (the "Peer Group") for the period beginning December 31, 1996 and ending December 31, 2001. The graph assumes an investment in the Company's Common Stock, the S&P 500 and the Peer Group of $100 on December 31, 1996, and that all dividends were reinvested. Total return calculations were prepared by the Center for Research in Securities Prices, The University of Chicago.

                                    [CHART]

D                        12/96    12/97    12/98    12/99    12/00    12/01
O   PTEK HOLDINGS, INC.  100.00   110.50   29.50    28.00     5.75    13.60
L   S & P 500            100.00   133.36   171.47   207.56   188.66   166.24
L   PEER GROUP           100.00   61.40    69.20    137.12   62.69    29.45
A
R
S




                       12/31/96 12/31/97 12/31/98 12/31/99 12/29/00 12/31/01
                       -------- -------- -------- -------- -------- --------
    PTEK Holdings, Inc  100.0    110.50    29.50    28.00     5.75    13.60
    S&P 500...........  100.0    133.36   171.47   207.56   188.66   166.24
    Peer Group........  100.0     61.40    69.20   137.12    62.69    29.45

   The Peer Group consists of each of the companies in the "2000 Peer Group" included in the Company's Proxy Statement for its 2001 Annual Meeting of Shareholders, other than companies that are no longer listed or have merged with other entities. The Peer Group includes the following companies: ACT Teleconferencing, Inc.; Captaris, Inc.; Critical Path, Inc.; EasyLink Services Corporation; General Magic, Inc.; J2 Global Communications, Inc.; and West Corporation.

                          CERTAIN TRANSACTIONS

   The Company has made loans to Boland T. Jones and a limited partnership in which Mr. Jones has an indirect interest. These loans were made pursuant to Mr. Jones' employment agreement for the exercise price of certain stock options and the taxes related thereto. Each of these loans is evidenced by a recourse promissory note bearing interest at the applicable Federal rate, and secured by the Common Stock purchased. These loans mature between 2007 and 2010. The highest aggregate amount of the loans outstanding since January 1, 2001 was $4,853,274.

   The Company made loans starting in 1999 to Boland T. Jones and Jeffrey A. Allred in connection with the awards of restricted stock in WebMD and USA.NET to Messrs. Jones and Allred, which loans were forgiven. See "Report of the Compensation Committee and the 1995 Stock Plan Committee of the Board of Directors--Loan Forgiveness."

   In 2001, the Company issued restricted shares of the Company's Common Stock to certain executive officers. (See "Report of the Compensation Committee and the 1995 Stock Plan Committee of the Board of Directors.") The Company has agreed to lend to the following executive officers the amount of taxes due with respect to the shares of restricted stock granted, with each such loan evidenced by a 10-year recourse promissory note bearing interest at the applicable Federal rate, and secured by the restricted stock.

                         Name                  Amount
                         ----                 --------
                         Boland T. Jones..... $350,007
                         Jeffrey A. Allred... $798,291
                         Patrick G. Jones.... $152,366
                         Theodore P. Schrafft $107,097
                         Max A. Slifer, Jr... $196,871

   In March 2002, the Board of Directors approved an arrangement with Jeffrey
M. Cunningham pursuant to which he became Vice Chairman of the Board, a non-employee position, and in such position he will provide services to the Company with respect to customer development, business development and strategic planning, focusing initially on customer development at the Company's Premiere Conferencing business unit. In connection therewith, the Company granted to Mr. Cunningham an option to purchase 200,000 shares of the Company's Common Stock at an exercise price of $4.08, which was the fair market value of the Common Stock on the date of grant. These options vest and become exercisable five years after the date of grant provided that Mr. Cunningham is a member of the Board on that date, subject to accelerated vesting in the event certain revenue targets are achieved and in the event of a change in control of the Company. In addition, the Company has agreed to pay Mr. Cunningham a maximum of $200,000 in cash compensation, comprised of $10,000 per month for the first twelve months and up to $80,000 in the event certain revenue targets are achieved.

   During 2001, a subsidiary of the Company leased the use of an airplane from a limited liability company that is owned 99 percent by Boland T. Jones and one percent by a subsidiary of the Company. In connection with this lease arrangement, the Company incurred costs of $2 million in 2001 to maintain and operate the airplane.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   During 2001, George W. Baker, Sr. served on the Compensation Committee the entire year; Raymond H. Pirtle, Jr. and Jackie M. Ward served from January until June; and J. Walker Smith, Jr. and Jeffrey M. Cunningham served from June until December. None of these directors has ever been employees of the Company. Mr. Baker is Boland T. Jones' father-in-law.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

   The Company is required to describe in this Proxy Statement whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner. In this regard, all of the Company's directors, all officers subject to the reporting requirements and each beneficial owner of more than ten percent of any class of the Company's Common Stock satisfied all applicable filing requirements except for the following: Hermann Buerger and J. Walker Smith, Jr. failed to timely file an initial report upon becoming a director in June 2001; Richard J. Buyens failed to timely file an initial report upon becoming an officer in August 2001; William E. Franklin failed to timely file an initial report upon becoming an officer in October 2001; and Max
A. Slifer, Jr. failed to timely file an annual statement of changes in February 2002. All of these reports have now been filed. The foregoing is based upon reports furnished to the Company.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

   The Board of Directors has selected PricewaterhouseCoopers LLP as auditors for the Company for the current fiscal year ending December 31, 2002. Arthur Andersen LLP served as independent public accountants for the Company until they were dismissed by the Company on October 2, 2001, at which time the Company engaged PricewaterhouseCoopers LLP as its independent public accountants for the remainder of the year ended December 31, 2001. The Audit Committee of the Board of Directors participated in and approved the decision to change independent public accountants. The audit report of Arthur Andersen LLP on the consolidated financial statements of the Company as of December 31, 2000 and for the years ended December 31, 1999 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principle. In connection with the audits for the years ended December 31, 1999 and 2000, and through October 2, 2001, there were no disagreements with Arthur Andersen LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which disagreement if not resolved to the satisfaction of Arthur Andersen LLP, would have caused them to make references to them in their report on the financial statements for those years. During the years ended December 31, 1999 and 2000, and through October 2, 2001, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. The Company has furnished Arthur Andersen LLP with a copy of the disclosures made in this Proxy Statement. Arthur Andersen LLP furnished a letter dated October 9, 2001 to the Company stating that it agreed with the Company's disclosures made in a Current Report on Form 8-K which was filed with the Securities and Exchange Commission on October 9, 2001.

   Prior to the engagement of PricewaterhouseCoopers LLP as the Company's independent public accountants on October 2, 2001, the Company did not consult with PricewaterhouseCoopers LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company's financial statements, and in no case was a written report provided to the Company nor was oral advice provided that the Company concluded was an important factor in reaching a decision as to an accounting, auditing or financial reporting issue, and (iii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

   Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and respond to appropriate questions. Representatives of Arthur Andersen LLP are not expected to be present at the Annual Meeting. Arthur Andersen LLP billed the Company for audit and quarterly review fees for the year ended December 31, 2001 of $90,495 and fees for other services of $155,510, and PricewaterhouseCoopers LLP billed the Company for audit and quarterly fees for the year ended December 31, 2001 of $319,000 and fees for other services of $773,000. The Audit Committee of the Board of Directors considered the fees billed by PricewaterhouseCoopers LLP for other services and determined they were compatible with maintaining their independence. None of the fees billed by Arthur Andersen LLP or PricewaterhouseCoopers LLP were for financial information systems design and implementation.

                             SHAREHOLDER PROPOSALS

   Under Rule 14a-8(e) of the Securities Exchange Act of 1934 (the "Exchange Act"), proposals of shareholders intended to be presented at the 2003 Annual Meeting of Shareholders must be received by the Company on or before December 31, 2002 to be eligible for inclusion in the Company's Proxy Statement and Proxy related to that meeting. Only proper proposals under Rule 14a-8 of the Exchange Act that are timely received will be included in the Proxy Statement and Proxy for the 2003 Annual Meeting of Shareholders.

   The Company's Bylaws provide that shareholders seeking to bring business before a meeting of shareholders or to nominate candidates for election of directors at a meeting of shareholders must provide notice thereof not less than 120 nor more than 150 calendar days before the first anniversary of the date of the Company's notice of annual meeting sent to shareholders in connection with the previous year's annual meeting, and, in such notice, provide to the Company certain information relating to the proposal or nominee. Assuming the Proxy Statement for the 2003 Annual Meeting of Shareholders is dated the same date as the Proxy Statement for the 2002 Annual Meeting of Shareholders, notice of shareholder proposals submitted outside of Rule 14a-8(e) of the Exchange Act will be considered untimely if received by the Company before December 1, 2002 or after December 31, 2002. If the Company does not receive notice of any other matter that a shareholder wishes to raise at the 2003 Annual Meeting such matters may be considered out of order and, additionally, the proxies will have discretionary authority to vote on such matters.

                                 OTHER MATTERS

   The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent in accordance with their judgment.

   A copy of the 2001 Annual Report on Form 10-K, including financial statements and all amendments thereto, as filed with the Securities and Exchange Commission, may be obtained without charge upon written request to:
Corporate Secretary, PTEK Holdings, Inc., 3399 Peachtree Road, N.E., The Lenox Building, Suite 600, Atlanta, Georgia 30326.

                                          By Order of the Board of Directors,

                                          /s/ Patrick Jones
                                          Patrick G. Jones
                                          Corporate Secretary

Atlanta, Georgia
April 30, 2002

                                                                     APPENDIX A

                              PTEK HOLDINGS, INC.
                 AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

I.  PURPOSE

   There shall be a committee of the Board of Directors of PTEK Holdings, Inc. (the "Corporation") to be known as the Audit Committee. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board of Directors have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

    1. Serve as an independent and objective party to monitor the Corporation's financial reporting processes and internal control system.

    2. Review and appraise the audit efforts of the Corporation's independent accountants.

    3. Provide an open avenue of communication among the independent accountants, financial and senior management of the Board of Directors.

II.  COMPOSITION

   The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be an independent director as defined in NASD Marketplace Rule 4200, and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee; provided, however, one director who is not independent, and is not a current employee or an immediate family member of an employee, may be appointed to the Audit Committee if the Board of Directors, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required by the best interests of the Corporation and its shareholders. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices and be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

   The members of the Audit Committee shall be elected from time to time by the Board of Directors. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

III.  MEETINGS

   The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financial statements consistent with IV.3 below.

IV.  RESPONSIBILITIES AND DUTIES

   To fulfill its responsibilities and duties the Audit Committee shall:

  Documents/Reports Review

    1. Review and reassess the adequacy of this Charter at least annually and recommend revisions to the Board of Directors as conditions dictate.

    2. Review the Corporation's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the independent accountants.

    3. Review with financial management the Corporation's quarterly financial statements prior to the release of earnings and the Corporation's Form 10-Q prior to its filing. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

  Independent Accountants

    4. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Audit Committee should ensure its receipt from the independent accountants of a formal written statement delineating all relationships between the independent accountants and the Corporation, consistent with Independence Standards Board Standard 1, review and discuss with the independent accountants all significant relationships the independent accountants have with the Corporation to determine the independent accountants' independence and objectivity, and recommend that the Board of Directors take appropriate action to oversee the independence of the independent accountants.

    5. The independent accountants shall be ultimately accountable to the Audit Committee and the Board of Directors, as representatives of the shareholders of the Corporation, and the Audit Committee and the Board of Directors shall have ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants.

    6. Periodically consult with the independent accountants out of the presence of management about internal controls and the completeness and accuracy of the organization's financial statements.

  Financial Reporting Processes

    7. In consultation with the independent accountants, review the integrity of the Corporation's financial reporting processes, both internal and external.

    8. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

    9. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practice as suggested by the independent accountants or management.

  Process Improvement

   10. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

   11. Review any significant disagreement among management and the independent accountants in connection with the preparation of the Corporation's financial statements.

   12. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

  Legal Compliance

   13. Review, with the Corporation's counsel, legal compliance matters including corporate securities trading policies.

   14. Review with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

  General

   15. Approve the report required by the rules of the Securities and Exchange Commission to be included in the Corporation's annual proxy statement.

   16. Perform any other activities consistent with this Charter, the Corporation's Amended and Restated Bylaws, and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

   While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountants or to assure compliance with laws and regulations.

                                                                     APPENDIX B

                              PTEK HOLDINGS, INC.
                         ASSOCIATE STOCK PURCHASE PLAN

1.  PURPOSE

   The PTEK Holdings, Inc. Associate Stock Purchase Plan (the "Plan") is intended to encourage the associates of PTEK Holdings, Inc. (the "Company") and certain of its subsidiaries to acquire a proprietary interest, or to increase their existing proprietary interest, in the Company. The Board of Directors of the Company (the "Board") believes that associate ownership of the Company's stock will serve as an incentive, encouraging associates to continue their employment and to perform diligently their duties as associates. The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of
Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

2.  STOCK RESERVED FOR THE PLAN

   The Company will reserve Two Million Five Hundred Thousand (2,500,000) shares of the Company's common stock, $.01 par value per share ("Stock"), for purchase by associates under the Plan. The number of shares of Stock reserved for the Plan may be adjusted as provided in Section 16. The shares of Stock reserved for the Plan may be shares now or hereafter authorized but unissued shares or shares that have been reacquired by the Company.

3.  ADMINISTRATION

   The Plan will be administered by a committee (the "Committee") that will consist of those persons designated by the Board. The members of the Committee may, but need not, be members of the Board. The Board from time to time may remove members from, or add members to, the Committee. Vacancies on the Committee will be filled by the Board. Subject to the express provisions of the Plan, the Committee will have authority to interpret the Plan, to prescribe rules and regulations for administering the Plan, and to make all other determinations necessary or advisable in administering the Plan. The determinations of the Committee will be final and binding upon all persons, unless otherwise determined by the Board. A majority of the members of the Committee will constitute a quorum, and the Committee may act by vote of a majority of its members at a meeting at which a quorum is present, or without a meeting by a written consent signed by all members of the Committee.

4.  ELIGIBILITY

   (a) Eligible Associates. Except for those persons specifically excluded under subsection (b) hereof, (i) all employees of the Company, and (ii) all employees of any subsidiary corporation of the Company (as defined in Code Section 424(f), that are designated by the Board as participating subsidiaries ("Subsidiaries"), will be eligible to participate in the Plan. Such employees are referred to herein as "Associates."

   (b) Excluded Associates. The following Associates will not be eligible to participate in the Plan:

      (i) any Associate who, as of the Offering Date (as defined below) of a Purchase Period, has not completed two consecutive months of employment with the Company or a Participating Subsidiary;

     (ii) any Associate whose customary employment is 19 hours or less per week or for not more than 5 months in any calendar year; and

    (iii) any Associate who, immediately after a right to purchase Stock is granted hereunder, would own shares of Stock, or of the stock of a Subsidiary, possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or a Subsidiary. In determining whether an Associate owns 5 percent of such shares, (A) the attribution of ownership rules of Code Section 424(d) will apply, and (B) an Associate will be deemed to own the shares of stock underlying any outstanding option which he has been granted (whether under the Plan or any other plan or arrangement).

5.  PURCHASE PERIODS

   The Plan will be implemented by a continuous series of offerings. The period for which each such offering is effective is referred to herein as a "Purchase Period." The initial Purchase Period under the Plan will begin on June 1, 1999 and end on October 29, 1999. Subsequent Purchase Periods will each be for a six-month period and will commence on the first business day in May and November and end on the last business day in October and April, respectively. The first day of each Purchase Period is referred to herein as the "Offering Date", and the last day of each Purchase Period is referred to herein as the "Purchase Date." The Board may provide for Purchase Periods having different durations, provided that no Purchase Period may exceed 27 months.

6.  ELECTION TO PARTICIPATE

   (a) Initial Election. Each Associate who is eligible to participate in the Plan may become a participant (a "Participant") by making an election, prior to any Offering Date and in the accordance with procedures established by the Committee, authorizing specified payroll deductions over the next succeeding Purchase Period (an "Election Form"). Each election will be expressed as a full percentage of the Associate's Compensation (as defined below), which may not exceed 20 percent of the Associate's Compensation for any payroll period or be less than 1 percent of the Associate's Compensation for any payroll period (or such other maximum and minimum percentages as the Committee may determine). A Participant's "Compensation" is his total cash compensation payable from the Company and its affiliates, including commissions and bonuses. Payroll deductions for a participant will be made regularly during the Purchase Period by the Company, and will be credited to a bookkeeping account established by the Company in the name of the Participant (the "Cash Account"). No interest will be paid on or credited to Cash Accounts.

   (b) Change in Rate of Payroll Deduction. A participant may discontinue making payroll deductions in accordance with Section 6(c), but may not otherwise increase or decrease the amount of payroll deductions elected for a Purchase Period.

   (c) Discontinuance of Contributions. At any time prior to the 10th calendar day preceding the Purchase Date of a Purchase Period (or such other deadline as may be established by the Committee), a Participant may discontinue participation in the Plan for the current Purchase Period by providing notice in accordance with procedures established by the Committee. Upon such discontinuance, at the Participant's election, the balance of his Cash Account will be (i) returned to the Participant as soon as administratively possible, or (ii) held in the Cash Account until the end of the Purchase Period and applied to purchase Stock in accordance with Section 10. A Participant who discontinues payroll deductions may recommence his participation in the Plan as of the Offering Date for any other succeeding Purchase Period, provided he otherwise is eligible to participate and timely files a new Election Form with the Committee or its designate.

7.  RIGHTS TO PURCHASE STOCK

   For each Purchase Period, each Participant will have the right to purchase that number of shares of stock determined by dividing (i) $25,000 by (ii) the Fair Market Value of one share of Stock (as defined in Section 9(b) on the Offering Date for the Purchase Period; provided, however, that no Participant will have the right to purchase Stock in excess of the annual limit in Section
8. If the number of shares of the Stock available for purchase under the Plan is insufficient to grant to each participant the right to purchase the full number of shares to which he otherwise would be entitled, then each Participant will have the right to purchase that number of available shares of Stock that is equal to the total number of available shares of stock multiplied by a fraction, the numerator of which is the amount of Compensation credited to the Participant's Cash Account for the Purchase Period, and the denominator of which is the total amount of Compensation credited to the Cash Accounts of all Participants for the Purchase Period.

8.  ANNUAL LIMIT

   No right to purchase shares of Stock under the Plan will be granted to an Associate if such right, when combined with all other rights and options granted under all of the Code Section 423 employee stock purchase plans of the Company, its Subsidiaries or any parent corporation (within the meaning of Code
Section 424(e)), would permit his rights to purchase shares of Stock to accrue at a rate which exceeds $25,000 in Fair Market Value (determined at the time the right or option is granted) for each calendar year in which the right or option is outstanding at any time, determined in accordance with Code Section 423(b)(8).

9.  PURCHASE PRICE

   (a) Price.  The purchase price of each share of stock will be the lesser of
       (i) 85 percent of the Fair Market Value of the Stock on the Offering Date, or (ii) 85 percent of the Fair Market Value of the Stock on the Purchase Date.

   (b) Fair Market Value. The Fair Market Value of the Stock, as of any date, will be equal to the closing price of the Stock on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), as reported in The Wall Street Journal for such date, or if no closing price is reported on such date, on the closest date preceding the date at issue. If the Stock is not traded on NASDAQ, Fair Market Value will be determined using the method established by the Committee.

10.  PURCHASE OF STOCK

   (a) Funds in Cash Account Used to Purchase Whole Shares of Stock. Subject to the share limitations set forth in Sections 7 and 8 above, as of each Purchase Date, the Committee will purchase from the Company using the funds in each Cash Account on such date, on behalf of each Participant having funds in his Cash Account, the number of whole shares of Stock determined by dividing the amount in such Cash Account on such date by the purchase price determined under Section 9.

   (b) Return of Excess Contributions. Any additional amounts remaining in a Participant's Cash Account following the purchase of shares of Stock on any Purchase Date that are equal to or in excess of the amount required under Section 10(a) to purchase at least one full share of Stock shall be returned to the Participant as soon as reasonably practicable following the Purchase Date.

11.  STOCK ACCOUNTS

   (a) Establishment of Accounts. As soon as practicable after each Purchase Date, the company will deliver to a custodian selected by the Committee (the "Custodian") a certificate or certificates representing the total number of shares purchased by all Participants in the Purchase Period. The Custodian will maintain a separate "Stock Account" for each Participant, which will be credited with the number of shares of Stock purchased by the participant under the Plan.

   (b) Withdrawal from Stock Accounts. A Participant may withdraw any shares of Stock credited to his Stock Account after such shares have been held in the Stock Account for a period of at least 18 months (or such other holding period as may be established by the Committee). As soon as practicable after such request by a Participant, the Committee will cause a certificate representing such Shares to be delivered to the Participant.

   (c) Sales from Stock Accounts. A Participant may at any time direct the Custodian to effect the sale of some or all of the shares of Stock credited to the Participant's Stock Account, provided that the Committee may impose limitations on resales as it deems necessary for the proper administration of the

       Plan. All such sales shall be effected on the open market, and the Participant shall be responsible for all brokerage commissions and other costs associated with such transaction.

   (d) Rights as Shareholders. A Participant will have all of the rights of a shareholder of the Company with respect to all of the shares of stock credited to his Stock Account, including the right to vote and receive dividends on such Shares.

12.  TERMINATION OF EMPLOYMENT

   If a Participant terminates employment with the Company and its Subsidiaries during a Purchase Period for any reason, including death or disability, then the Participant's participation in the Plan will immediately terminate and the balance of the Participant's Cash Account will be returned to the Participant as soon as administratively possible. For purposes of the Plan, a participant who is on an approved leave of absence shall not be considered to have terminated employment until the 91st day of such leave of absence or such longer period as the participant's right to re-employment is guaranteed by law or contract.

13.  DESIGNATION OF BENEFICIARY

   In accordance with procedures established by the Committee, a Participant may designate one or more beneficiaries to receive benefits in the event of the Participant's death. If a Participant fails to properly designate a beneficiary, the Participant's estate will be considered the Participant's beneficiary for purposes of the Plan.

14.  COMPLIANCE WITH SECURITIES LAW

   All shares of Stock issued under the Plan will be subject to such restrictions as the Committee may deem advisable under any applicable federal or state securities laws, and the Committee may cause a legend or legends making reference to such restrictions to be placed on the certificates representing such shares.

15.  RIGHTS NOT TRANSFERABLE

   Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution and are exercisable during his lifetime only by the Participants.

16.  ADJUSTMENT IN CASE OF CHANGES AFFECTING THE COMPANY'S STOCK

   In the event of a subdivision or consolidation of outstanding shares of Stock, or the payment of a stock dividend thereon, or in the event of any "corporate transaction" as defined in Treasury Regulations Section 1.425-1(a)(1)(ii)(now relating to Code Section 424), the number of shares reserved or authorized to be reserved under the Plan and the number and price of such shares subject to purchase pursuant to rights outstanding hereunder, and the number of shares credited to Participant's Stock Accounts, will be adjusted in such manner as may be deemed necessary or equitable by the Board to give proper effect to such event, subject to the limitations of Code Section 424.

17.  AMENDMENT OF THE PLAN

   The Board shall have the right to amend or modify the Plan, in full or in part, at any time and from time to time; provided, however, that no amendment or modification shall

   (a) affect any right or obligation with respect to any grant previously made, unless required by law, or

   (b) unless previously approved by the stockholders of the Company, where such approval is necessary to satisfy federal securities laws, the Internal Revenue Code of 1986, as amended, or rules of any stock exchange on which the Company's common stock is listed:

      (1) in any manner materially affect the eligibility requirements set forth in Sections 4, or change the definition of Company as set forth in Section 1,

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

      (2) increase the number of shares of Stock subject to any options issued to participants (except as provided in Section 16), or

      (3) materially increase the benefits to participants under the plan.

18.  TERMINATION OF THE PLAN

   The Plan and all rights of Associates hereunder will terminate:

   (i) as of the Purchase Date on which Participants purchase a number of shares of Stock that substantially exhausts the number of shares available for issuance under the Plan, to such an extent that the Committee determines that no subsequent offerings are practicable; or

  (ii) at any time upon action of the Board; provided however, that if the Plan is terminated during any Purchase Period, any amounts in a Participant's Cash Account will be returned to the Participant.

19.  EFFECTIVE DATE OF PLAN

   The Plan originally became effective as of June 1, 1999, as approved by the Company's shareholders on June 22, 1999. The Plan was amended as of November 2, 1999, October 27, 2000 and March 2, 2000, and amended and restated on April 27, 2001, and further amended on April 26, 2002, subject to approval of the Company's shareholders on June 5, 2002.

20.  GOVERNMENT AND OTHER REGULATIONS

   The Plan, and the grant and exercise of the rights to purchase shares of stock hereunder, and the Company's obligation to sell and deliver shares of Stock, will be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Company, be required.

21.  INDEMNIFICATION OF COMMITTEE

   In addition to such other rights of indemnification as they have as directors or as members of the Committee, the members of the Committee will be indemnified by the Company against reasonable expenses (including, without limitation, attorney's fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the Bylaws of the Company relating to indemnification of directors) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it will be adjudged in such action, suit or proceeding that such Committee member did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

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

                                                                     APPENDIX C

                              PTEK HOLDINGS, INC.
                           2000 DIRECTORS STOCK PLAN

                                   ARTICLE I
                                  DEFINITIONS

   As used herein, the following terms have the following meanings unless the context clearly indicates to the contrary:

   "Award" shall mean a grant of Restricted Stock under this Plan.

   "Board" shall mean the Board of Directors of the Company.

   "Cause" shall mean theft or destruction of property of the Company or any of its subsidiaries, disregard of the rules or policies of the Company or any of its subsidiaries, or conduct evincing willful or wanton disregard of the interests of the Company or any of its subsidiaries. Such determination shall be made by the Committee based on information presented by the Company and the Director (if the Director chooses to present information), and shall be final and binding on the Company and the Director.

   "Change in Control" shall mean the occurrence of either of the following events:

   (a) A change in the composition of the Board as a result of which fewer than one-half of the incumbent Directors are Directors who either:

   (i) were Directors of the Company twenty-four (24) months prior to such change, or

  (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors who had been Directors of the Company twenty-four (24) months prior to such change and who were still in office at the time of the election or nomination; or

   (b) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than any person who is a shareholder of the Company on or before the effective date of this Plan, by the acquisition or aggregation of securities is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"); except that any change in the relative beneficial ownership of the Company's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company.

   "Code" shall mean the Internal Revenue Code of 1986, including effective date and transition rules (whether or not codified). Any reference herein to a specific section of the Code shall be deemed to include a reference to any corresponding provision of future law.

   "Committee" shall mean a committee of at least two Directors appointed from time to time by the Board, having the duties and authority set forth herein in addition to any other authority granted by the Board. The Committee shall consist of at least two members of the Board who are Non-Employee Directors (as that term is defined in Rule 16b-3 under the Exchange Act). At any time that the Board shall not have appointed a committee as described above, any reference herein to the Committee shall mean the Board.

   "Company" shall mean PTEK Holdings, Inc., a Georgia corporation.

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

   "Director" shall mean a member of the Board and any person who is an advisory or honorary director of the Company.

   "Exchange Act" shall mean the Securities Exchange Act of 1934. Any reference herein to a specific section of the Exchange Act shall be deemed to include a reference to any corresponding provision of future law.

   "Exercise Price" shall mean the price at which an Optionee may purchase a share of Stock under a Stock Option Agreement.

   "Fair Market Value" on any date shall mean (i) the closing sales price of the Stock, regular way, on such date on the national securities exchange having the greatest volume of trading in the Stock during the thirty (30) day period preceding such date or, if such exchange was not open for trading on such date, the next preceding date on which it was open; (ii) if the Stock is not traded on any national securities exchange, the average of the closing high bid and low asked prices of the Stock on the over-the-counter market on the date such value is to be determined, or in the absence of closing bids on such date, the closing bids on the next preceding date on which there were bids; or (iii) if the Stock also is not traded on the over-the-counter market, the fair market value as determined in good faith by the Committee based on such relevant facts as may be available, which may include opinions of independent experts, the price at which recent sales of Stock have been made, the book value of the Stock, and the Company's past, current and future earnings.

   "Grantee" shall mean a person who is an Optionee or a person who has received an Award of Restricted Stock.

   "Nonqualified Stock Option" shall mean an Option that is not intended to be an incentive stock option as described in Code Section 422 and the regulations promulgated thereunder.

   "Option" shall mean an option to purchase Stock granted pursuant to the provisions of Article VI hereof.

   "Optionee" shall mean a person to whom an Option has been granted hereunder.

   "Permanent and Total Disability" shall have the meaning set forth in Code
Section 22(e)(3) and the regulations promulgated thereunder.

   "Plan" shall mean the PTEK Holdings, Inc. 2000 Directors Stock Plan, the terms of which are set forth herein.

   "Purchasable" shall refer to Stock that may be purchased by an Optionee under the terms of this Plan on or after a certain date specified in the applicable Stock Option Agreement.

   "Qualified Domestic Relations Order" shall have the meaning set forth in Code Section 414(p)(1)(A) and the regulations promulgated thereunder.

   "Restricted Stock" shall mean Stock issued to a Grantee pursuant to Article VII hereof.

   "Restriction Agreement" shall mean a written agreement setting forth the terms of an Award of Restricted Stock, as provided in Section 7.1 hereof.

   "Stock" shall mean the Common Stock, par value $.01 per share, of the Company or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different stock or securities of the Company or some other entity, such other stock or securities.

   "Stock Option Agreement" shall mean a written agreement between the Company and an Optionee under which the Optionee may purchase Stock hereunder, as provided in Article VI hereof.

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

                                  ARTICLE II
                                   THE PLAN

   2.1 Name. This Plan shall be known as the "PTEK Holdings, Inc. 2000 Directors Stock Plan."

   2.2 Purpose. The purpose of the Plan is to advance the interests of the Company and its shareholders by affording the non-employee Directors of the Company an opportunity to acquire or increase their proprietary interests in the Company. The objective of the Options and Awards is to promote the growth and profitability of the Company by providing the Grantees with an additional incentive to achieve the Company's objectives through participation in its success and growth and by encouraging their continued association with or service to the Company.

   2.3 Effective Date. The Plan originally became effective as of April 26, 2000, as approved by the shareholders on June 7, 2000. The Plan was amended on April 26, 2002, subject to approval of the shareholders on June 5, 2002.

                                  ARTICLE III
                                 PARTICIPANTS

   The class of persons eligible to participate in this Plan shall consist solely of persons who, at the date of grant of Options hereunder, are Directors of the Company and are not employed by the Company or any of its subsidiaries or affiliates.

                                  ARTICLE IV
                                ADMINISTRATION

   4.1 Duties and Powers of the Committee. This Plan shall be administered by the Committee; provided, however, that any decision with respect to an Option or Award granted under the Plan to a member of the Committee, including without limitation the decision to grant such option or Award and the terms thereof, shall be made by the Board of Directors, and any reference therein to the Committee shall be deemed to mean the Board as it relates to an Option or Award granted to a member of the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it may deem necessary. The Committee shall have the power to act by unanimous written consent in lieu of a meeting, and to meet telephonically. In administering this Plan, the Committee's actions and determinations shall be binding on all interested parties. The Committee shall have the power to grant Options or Awards in accordance with the provisions of this Plan and may grant Options and Awards singly, in combination, or in tandem. Subject to the provisions of this Plan, the Committee shall have the discretion and authority to determine those Directors to whom Options or Awards will be granted, the number of shares of Stock subject to each Option or Award, such other matters as are specified herein, and any other terms and conditions of a Stock Option Agreement or Restriction Agreement. To the extent not inconsistent with the provisions of this Plan, the Committee shall have the authority to amend or modify an outstanding Stock Option Agreement or Restriction Agreement, or to waive any provision thereof, provided that the Grantee consents to such action.

   4.2 Interpretation; Rules. Subject to the express provisions of this Plan, the Committee shall have complete authority to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement and Restriction Agreement, and to make all other determinations necessary or advisable for the administration of this Plan, including, without limitation, the amending or altering of this Plan and any Options or Awards granted hereunder as may be required to comply with or to conform to any federal, state or local laws or regulations.

   4.3 No Liability. Neither any Director nor any member of the Committee shall be liable to any person or entity for any act or determination made in good faith with respect to this Plan or any Option or Award granted hereunder.

   4.4 Majority Rule. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority at a meeting at which a quorum is present, or any action taken without a meeting evidenced by a writing executed by all the members of the Committee, shall constitute the action of the Committee.

   4.5 Company Assistance. The Company shall supply full and timely information to the Committee on all pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

                                   ARTICLE V
                        SHARES OF STOCK SUBJECT TO PLAN

   5.1 Limitations. Subject to any antidilution adjustment pursuant to the provisions of Section 5.2, the maximum number of shares of Stock that may be issued hereunder shall be 2,000,000, of which not more than 10% shall be granted in the form of Restricted Stock Awards. Any or all shares of Stock subject to the Plan may be issued in any combination of Nonqualified Stock Options and Restricted Stock, and the amount of Stock subject to the Plan may be increased from time to time in accordance with Article IX hereof.

   Shares subject to an Option or issued as an Award may be either authorized and unissued shares or shares issued and later acquired by the Company. The shares covered by any unexercised portion of an Option that has terminated for any reason (except as set forth in the following paragraph), or any forfeited portion of an Award, may again be optioned or Awarded under this Plan, and such shares shall not be considered as having been optioned or issued in computing the number of shares of Stock remaining available for Options or Awards hereunder.

   If Options are issued in respect of options to acquire stock of any entity acquired, by merger or otherwise, by the Company, the aggregate number of shares of Stock for which Options may be granted hereunder shall automatically be increased by the number of shares subject to the Options so issued; provided, however, that the aggregate number of shares of Stock for which Options may be granted hereunder shall automatically be decreased by the number of shares covered by any unexercised portion of an Option so issued that has terminated for any reason, and the shares subject to any such unexercised portion may not be optioned to any other person.

   5.2  Antidilution.

   (a) If (i) the Outstanding shares of Stock are increased, decreased, or changed into or exchanged for a different number or kind of shares or other securities of the Company, by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination or exchange of shares, or stock split or stock dividend, (ii) any spin-off, split-off or other distribution of assets materially affects the price of the Company's stock, or (iii) there is any assumption and conversion to this Plan by the Company of an acquired company's outstanding option grants, then:

   (A) the aggregate number and kind of shares of Stock for which Options or Awards may be granted hereunder shall be adjusted appropriately by the Committee, and

   (B) the rights of Optionees (concerning the number of shares subject to Options and the Exercise Price) under outstanding Options and the rights of the holders of Awards (concerning the terms and conditions of the lapse of any then remaining restrictions), shall be adjusted appropriately by the Committee.

   (b) If the Company is a party to any reorganization in which it does not survive (or in which it survives as the subsidiary of a previously unaffiliated entity), involving merger, consolidation, or acquisition of the stock or substantially all the assets of the Company, the Committee, in its discretion, may:

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

   (i) notwithstanding other provisions hereof, declare that all Options granted under this Plan shall become exercisable immediately notwithstanding the provisions of the respective Stock Option Agreements regarding exercisability, that all such Options shall terminate thirty
       (30) days after the Committee gives written notice of the immediate right to exercise all such Options and of the decision to terminate all Options not exercised within such 30-day period, and that all then-remaining restrictions pertaining to Awards under this Plan shall immediately lapse; and/or

  (ii) notify all Grantees that all Options and Awards granted under this Plan shall be assumed by the successor corporation or substituted on an equitable basis with options or restricted stock issued by such successor corporation.

   (c) If the Company is to be liquidated or dissolved in connection with a reorganization described in Section 5.2(b), the provisions of that Section shall apply. In all other instances, the adoption of a plan of dissolution or liquidation of the Company shall, notwithstanding other provisions hereof, cause all then-remaining restrictions pertaining to Options and Awards under the Plan to lapse, and shall cause every Option outstanding under the Plan to terminate to the extent not exercised prior to the adoption of the plan of dissolution or liquidation by the shareholders; provided that, notwithstanding any other provisions hereof, the Committee may declare all Options granted under the Plan to be exercisable at any time on or before the fifth (5th) business day following such adoption, notwithstanding the provisions of the respective Stock Option Agreements regarding exercisability.

   (d) The adjustments described in paragraphs (a) through (c) of this Section 5.2, and the manner of their application, shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests. The adjustments required under this Article V shall apply to any successors of the Company and shall be made regardless of the number or type of successive events requiring such adjustments.

                                  ARTICLE VI
                                    OPTIONS

   6.1 Type of Options Granted. The Committee may, under this Plan, grant Nonqualified Stock Options only. Such Options may be granted subject to conditions based on the satisfaction of performance goals or any other factor the Committee deems relevant.

   6.2 Option Grant and Agreement. Each Option granted hereunder shall be evidenced by minutes of a meeting or the written consent of the Committee and by a written Stock Option Agreement executed by the Company and the Optionee. The terms of the Option, including the Option's duration, time or times of exercise, and exercise price, shall be stated in the Stock Option Agreement.

   6.3 Exercise Price. The Exercise Price of the Stock subject to each Option shall be determined by the Committee.

   6.4 Exercise Period. The period for the exercise of each Option granted hereunder shall be determined by the Committee.

   6.5  Option Exercise.

   (a) Unless otherwise provided in the Stock Option Agreement or Section 6.6 hereof, an Option may be exercised at any time or from time to time during the term of the Option as to any or all full shares which have become Purchasable under the provisions of the Option, but not at any time as to less than one hundred (100) shares unless the remaining shares that have become so Purchasable are less than one hundred (100) shares. The Committee shall have the authority to prescribe in any Stock Option Agreement that the Option may be exercised only in accordance with a vesting schedule during the term of the Option.

   (b) An Option shall be exercised by (i) delivery to the Company at its principal office a written notice of exercise with respect to a specified number of shares of Stock and (ii) payment to the Company at that office of the full amount of the Exercise Price for such number of shares in accordance with
Section 6.5(c). If requested by
an Optionee, an Option may be exercised with the involvement of a stockbroker in accordance with the federal margin rules set forth in Regulation T (in which case the certificates representing the underlying shares will be delivered by the Company directly to the stockbroker).

   (c) The Exercise Price is to be paid in full in cash upon the exercise of the Option and the Company shall not be required to deliver certificates for the shares purchased until such payment has been made; provided, however, the Committee may provide in a Stock Option Agreement (or may otherwise determine in its sole discretion at the time of exercise) that in lieu of cash, all or any portion of the Exercise Price may be paid by tendering to the Company shares of Stock duly endorsed for transfer and owned by the Optionee for at least six (6) months, to be credited against the Exercise Price at the Fair Market Value of such shares on the date of exercise (however, no fractional shares may be so transferred, and the Company shall not be obligated to make any cash payments in consideration of any excess of the aggregate Fair Market Value of shares transferred over the aggregate Exercise Price); provided further, the Committee may provide in a Stock Option Agreement (or may otherwise determine in its sole discretion at the time of exercise) that, in lieu of cash or shares, all or a portion of the Exercise Price may be paid by the Optionee's execution of a recourse note equal to the Exercise Price or relevant portion thereof, subject to compliance with applicable state and federal laws, rules and regulations. In addition to the above methods of exercise, to the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws, an Option may be exercised through a broker in a so-called "cashless exercise" whereby the broker sells the Option shares and delivers cash sales proceeds to the Company in payment of the exercise price.

   The holder of an Option shall not have any of the rights of a shareholder with respect to the shares of Stock subject to the Option until such shares have been issued and transferred to the Optionee upon the exercise of the Option.

   6.6 Nontransferability. No Option shall be transferable by an Optionee other than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability is appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable options. During the lifetime of an Optionee, Options shall be exercisable only by such Optionee (or by such Optionee's guardian or legal representative, should one be appointed, or by a permitted transferee).

   6.7 Termination of Service. The Committee shall have the power to specify, with respect to the Options granted to a particular Optionee, the effect upon such Optionee's right to exercise an Option upon termination of such Optionee's service as a Director under various circumstances, which effect may include immediate or deferred termination of such Optionee's rights under an Option, or acceleration of the date at which an Option may be exercised in full.

   6.8 Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable on an accelerated basis in the event that a Change in Control occurs with respect to the Company (and the Committee shall have the discretion to modify the definition of Change in Control in a particular Option Agreement). If the Committee finds that there is a reasonable possibility that, within the succeeding six (6) months, a Change in Control will occur with respect to the Company, then the Committee may determine that all outstanding Options shall be exercisable on an accelerated basis.

                                  ARTICLE VII
                               RESTRICTED STOCK

   7.1 Awards of Restricted Stock. The Committee may grant Awards of Restricted Stock, which shall be governed by a Restriction Agreement between the Company and the Grantee. Each Restriction Agreement shall contain such restrictions, terms and conditions (including, without limitation, the satisfaction of stated performance goals) as the Committee may, in its discretion, determine, and may require that an appropriate legend be placed on the certificates evidencing the subject Restricted Stock. Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted, provided that the Grantee has executed the Restriction Agreement governing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the foregoing documents within the time period prescribed by the Committee, if any, the Award shall be void. At the discretion of the Committee, Shares issued in connection with an Award shall be deposited together with the stock powers with an escrow agent designated by the Committee. Unless the Committee determines otherwise and as set forth in the Restriction Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

   7.2 Nontransferability. Until any restrictions upon Restricted Stock awarded to a Grantee shall have lapsed in a manner set forth in Section 7.3, such shares of Restricted Stock shall not be transferable other than by will or the laws of descent and distribution, or pursuant to a Qualified Domestic Relations Order, nor shall they be delivered to the Grantee.

   7.3 Lapse of Restrictions. Restrictions upon Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may, in its discretion, determine at the time the Award is granted or thereafter.

   7.4 Termination of Service as a Director. The Committee shall have the power to specify, with respect to each Award granted to any particular Grantee, the effect upon such Grantee's rights with respect to such Restricted Stock of the termination of such Grantee's service as a Director under various circumstances, which effect may include immediate or deferred forfeiture of such Restricted Stock or acceleration of the date on which any then remaining restrictions shall lapse.

   7.5 Treatment of Dividends. At the time an Award of Restricted Stock is made the Committee may, in its discretion, determine that the payment to the Grantee of any dividends, or a specified portion thereof, declared or paid on such Restricted Stock shall be (a) deferred until the lapsing of the relevant restrictions and (b) held by the Company for the account of the Grantee until such lapsing. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account outstanding during such year at a rate per annum determined by the Committee. Payment of deferred dividends, together with interest thereon, shall be made upon the lapsing of restrictions imposed on such Restricted Stock, and any dividends deferred (together with any interest thereon) in respect of Restricted Stock shall be forfeited upon any forfeiture of such Restricted Stock.

   7.6 Delivery of Shares. Except as provided otherwise in Article VIII below, within a reasonable period of time following the lapse of the restrictions on shares of Restricted Stock, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such shares and such shares shall be free of all restrictions hereunder.

                                 ARTICLE VIII
                              STOCK CERTIFICATES

   The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder or any portion thereof, or deliver any certificate for shares of Restricted Stock granted hereunder, prior to fulfillment of all of the following conditions:

   (a) the admission of such shares to listing on all stock exchanges on which the Stock is then listed;

   (b) the completion of any registration or other qualification of such shares which the Committee shall deem necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body;

   (c) the obtaining of any approval or other clearance from any federal or state governmental agency or body which the Committee shall determine to be necessary or advisable; and the lapse of such reasonable period of time following the exercise of the Option as the Board from time to time may establish for reasons of administrative convenience.

   Stock certificates issued and delivered to Grantees shall bear such restrictive legends as the Company shall deem necessary or advisable pursuant to applicable federal and state securities laws.

                                  ARTICLE IX
                           TERMINATION AND AMENDMENT

   Termination and Amendment. The Board at any time may amend or terminate the Plan without shareholder approval; provided, however, that the Board may condition any amendment on the approval of shareholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws.

   Effect on Grantee's Rights. No termination, amendment or modification of this Plan shall adversely affect a Grantee's rights under a Stock Option Agreement or Restriction Agreement without the consent of the Grantee or his legal representative.

                                   ARTICLE X
                   RELATIONSHIP TO OTHER COMPENSATION PLANS

   The adoption of this Plan shall not affect any other stock option, incentive or other compensation plans in effect for the Company or any of its subsidiaries; nor shall the adoption of the Plan preclude the Company or any of its subsidiaries from establishing any other form of incentive or other compensation plan for Directors.

                                  ARTICLE XI
                                 MISCELLANEOUS

   11.1 Performance Goals. The Committee may, but need not, determine that any Award granted pursuant to this Plan to a participant shall be determined solely on the basis of (a) the achievement by the Company or a Subsidiary of a specified target return on equity or assets, (b) the Company's or Subsidiary's stock price, (c) the achievement by the Company or a business unit of the Company or Subsidiary of a specified target net income or earnings per share, including without limitation earnings before interest, taxes, depreciation and/or amortization, or (d) any combination of the goals set forth in (a) through (c) above. Furthermore, in such case, the Committee shall have the right for any reason to reduce (but not increase) any Award, notwithstanding the achievement of a specified goal. If an Award is made on such basis, the Committee shall establish goals prior to the beginning of the period for which such performance goal relates. Any payment of an Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

   11.2 Replacement or Amended Grants. At the sole discretion of the Committee, and subject to the terms of this Plan, the Committee may modify outstanding Options or Awards or accept the surrender of outstanding Options or Awards and grant new Options or Awards in substitution thereof. However, no modification of an Option or Award shall adversely affect a Grantee's rights under a Stock Option Agreement or Restriction Agreement without the consent of the Grantee or his legal representative.

   11.3 Plan Binding on Successors. This Plan shall be binding upon the successors and assigns of the Company.

   11.4 Singular, Plural, Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender and vice versa.

   11.5 Headings Not Part of Plan. Headings of Articles and Sections hereof are inserted for convenience and reference, and they do not constitute part of this Plan.

                                                                     APPENDIX D


                              PTEK HOLDINGS, INC.
                                1995 STOCK PLAN

                              PTEK HOLDINGS, INC.
                                1995 STOCK PLAN

                               TABLE OF CONTENTS

                                                              Page
                                                              ----
             ARTICLE I   DEFINITIONS.........................  D-3

             ARTICLE II  THE PLAN............................  D-5
                2.1      Name................................  D-5
                2.2      Purpose.............................  D-5
                2.3      Effective Date......................  D-6

             ARTICLE III PARTICIPANTS........................  D-6

             ARTICLE IV  ADMINISTRATION......................  D-6
                4.1      Duties and Powers of the Committee..  D-6
                4.2      Interpretation; Rules...............  D-6
                4.3      No Liability........................  D-6
                4.4      Majority Rule.......................  D-7
                4.5      Company Assistance..................  D-7

             ARTICLE V   SHARES OF STOCK SUBJECT TO PLAN.....  D-7
                5.1      Limitations.........................  D-7
                5.2      Antidilution........................  D-7

             ARTICLE VI  OPTIONS.............................  D-8
                6.1      Types of Options Granted............  D-8
                6.2      Option Grant and Agreement..........  D-8
                6.3      Optionee Limitations................  D-9
                6.4      $100,000 Limitation.................  D-9
                6.5      Exercise Price......................  D-9
                6.6      Exercise Period.....................  D-9
                6.7      Option Exercise.....................  D-9
                6.8      Reload Options...................... D-10
                6.9      Nontransferability.................. D-11
                6.10     Termination of Employment or Service D-11
                6.11     Employment Rights................... D-11
                6.12     Certain Successor Options........... D-11
                6.13     Effect of Change in Control......... D-11

             ARTICLE VII RESTRICTED STOCK.................... D-11
                7.1      Awards of Restricted Stock.......... D-11
                7.2      Nontransferability.................. D-11
                7.3      Lapse of Restrictions............... D-12
                7.4      Termination of Employment........... D-12
                7.5      Treatment of Dividends.............. D-12
                7.6      Delivery of Shares.................. D-12

                                                                 Page
                                                                 ----
           ARTICLE VIII STOCK APPRECIATION RIGHTS............... D-12
              8.1       SAR Awards.............................. D-12
              8.2       Determination of Price.................. D-12
              8.3       Exercise of an SAR...................... D-12
              8.4       Payment for an SAR...................... D-12
              8.5       Status of SAR Shares.................... D-12
              8.6       Termination of SARs..................... D-13
              8.7       No Shareholder Rights................... D-13

           ARTICLE IX   STOCK CERTIFICATES...................... D-13

           ARTICLE X    TERMINATION AND AMENDMENT............... D-14
              10.1      Termination and Amendment............... D-14
              10.2      Effect on Grantee's Rights.............. D-14

           ARTICLE XI   RELATIONSHIP TO OTHER COMPENSATION PLANS D-14

           ARTICLE XII  MISCELLANEOUS........................... D-14
              12.1      Performance Goals....................... D-14
              12.2      Replacement or Amended Grants........... D-14
              12.3      Forfeiture for Competition.............. D-14
              12.4      Plan Binding on Successors.............. D-15
              12.5      Singular, Plural, Gender................ D-15
              12.6      Headings Not Part of Plan............... D-15
              12.7      Interpretation.......................... D-15

                              PTEK HOLDINGS, INC.
                                1995 STOCK PLAN

                                   ARTICLE I
                                  DEFINITIONS

   As used herein, the following terms have the following meanings unless the context clearly indicates to the contrary:

"Award" shall mean a grant of Restricted Stock or an SAR under this Plan.

"Board" shall mean the Board of Directors of the Company.

"Cause" shall mean theft or destruction of property of the Company or any Subsidiary, disregard of the rules or policies of the Company or any Subsidiary, or conduct evincing willful or wanton disregard of the interests of the Company or any Subsidiary. Such determination shall be made by the Committee based on information presented by the Company and the Employee (if the Employee chooses to present information), and shall be final and binding on the Company and the Employee.

"Change in Control" shall mean the occurrence of either of the following events:

   (a) A change in the composition of the Board as a result of which fewer than one-half of the incumbent Directors are Directors who either:

   (i) were Directors of the Company twenty-four (24) months prior to such change, or

  (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors who had been Directors of the Company twenty-four (24) months prior to such change and who were still in office at the time of the election or nomination; or

   (b) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than any person who is a shareholder of the Company on or before the effective date of this Plan, by the acquisition or aggregation of securities is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"); except that any change in the relative beneficial ownership of the Company's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company.

"Code" shall mean the Internal Revenue Code of 1986, including effective date and transition rules (whether or not codified). Any reference herein to a specific section of the Code shall be deemed to include a reference to any corresponding provision of future law.

"Committee" shall mean a committee of at least two Directors appointed from time to time by the Board, having the duties and authority set forth herein in addition to any other authority granted by the Board; provided, however, that
(i) with respect to any Options or Awards granted to an individual who is also a Section 16 Insider, the Committee shall consist of at least two members of the Board (who need not be members of the Committee with respect to Options or Awards granted to any other individuals) who are Non-Employee Directors, and
(ii) with respect to any Options or Awards granted to an individual who is also a Covered Employee, the Committee shall consist of at least two members of the Board (who need not be members of the Committee with respect to Options or Awards granted to any other individuals) who are Outside Directors, and all authority and discretion shall be exercised by such Non-Employee Directors or Outside Directors, as the case may be. References herein to the "Committee" shall mean such Non-Employee Directors or Outside Directors insofar as any actions or determinations of the Committee shall relate to or affect Options or Awards made to or held by any Section 16 Insider or Covered Employee, as the case may be. At any time that the Board shall not have appointed a committee as described above, any reference herein to the Committee shall mean a reference to the Board.

"Company" shall mean PTEK Holdings, Inc., a Georgia corporation.

"Covered Employee" shall have the meaning assigned such term in Code Section 162(m)(3) and the regulations promulgated thereunder.

"Director" shall mean a member of the Board and any person who is an advisory or honorary director of the Company if such person is considered a director for the purposes of Section 16 of the Exchange Act, as determined by reference to such Section 16 and to the rules, regulations, judicial decisions and interpretative or "no-action" positions with respect thereto of the Securities and Exchange Commission, as the same may be in effect or set forth from time to time.

"Exchange Act" shall mean the Securities Exchange Act of 1934. Any reference herein to a specific section of the Exchange Act shall be deemed to include a reference to any corresponding provision of future law.

"Exercise Price" shall mean the price at which an Optionee may purchase a share of Stock under a Stock Option Agreement.

"Fair Market Value" on any date shall mean (i) the closing sales price of the Stock, regular way, on such date on the national securities exchange having the greatest volume of trading in the Stock during the thirty (30) day period preceding such date or, if such exchange was not open for trading on such date, the next preceding date on which it was open; (ii) if the Stock is not traded on any national securities exchange, the average of the closing high bid and low asked prices of the Stock on the over-the-counter market on the date such value is to be determined, or in the absence of closing bids on such date, the closing bids on the next preceding date on which there were bids; or (iii) if the Stock also is not traded on the over-the-counter market, the fair market value as determined in good faith by the Committee based on such relevant facts as may be available, which may include opinions of independent experts, the price at which recent sales of Stock have been made, the book value of the Stock, and the Company's past, current and future earnings.

"Grantee" shall mean a person who is an Optionee or a person who has received an Award of Restricted Stock or an SAR.

"Incentive Stock Option" shall mean an Option that complies with and is subject to the terms, limitations and conditions of Code Section 422 and the regulations promulgated thereunder.

"Non-Employee Director" shall have the meaning assigned such term in Rule 16b-3 promulgated under Section 16 of the Exchange Act.

"Officer" shall mean a person who constitutes an officer of the Company for the purposes of Section 16 of the Exchange Act, as determined by reference to such
Section 16 and to the rules, regulations, judicial decisions, and interpretative or "no-action" positions with respect thereto of the Securities and Exchange Commission, as the same may be in effect or set forth from time to time.

"Option" shall mean an option, including an Incentive Stock Option, to purchase Stock granted pursuant to the provisions of Article VI hereof.

"Optionee" shall mean a person to whom an Option has been granted hereunder.

"Outside Director" shall have the meaning assigned such term in Code Section 162 and the regulations promulgated thereunder.

"Permanent and Total Disability" shall have the meaning set forth in Code
Section 22(e)(3) and the regulations promulgated thereunder.

"Plan" shall mean the PTEK Holdings, Inc. 1995 Stock Plan, the terms of which are set forth herein.

"Purchasable" shall refer to Stock that may be purchased by an Optionee under the terms of this Plan on or after a certain date specified in the applicable Stock Option Agreement.

"Qualified Domestic Relations Order" shall have the meaning set forth in Code
Section 414(p)(1)(A) and the regulations promulgated thereunder.

"Reload Option" shall have the meaning set forth in Section 6.8 hereof.

"Restricted Stock" shall mean Stock issued to a Grantee pursuant to Article VII hereof.

"Restriction Agreement" shall mean a written agreement setting forth the terms of an Award of Restricted Stock, as provided in Section 7.1 hereof.

"SAR" means a stock appreciation right, which is the right to receive an amount equal to the appreciation, if any, in the Fair Market Value of a share of Stock from the date of the grant of the right to the date of its payment, as provided in Article VIII hereof.

"SAR Agreement" shall mean a written agreement setting forth the terms of an Award of an SAR, as provided in Section 8.1 hereof.

"SAR Price" shall mean the base value established by the Committee for an SAR on the date the SAR is granted and which is used in determining the amount of benefit, if any, paid to a Grantee.

"Section 16 Insider" shall mean any person who is subject to the provisions of
Section 16 of the Exchange Act, as provided in Rule 16a-2 promulgated pursuant to the Exchange Act.

"Stock" shall mean the Common Stock, par value $.01 per share, of the Company or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different stock or securities of the Company or some other entity, such other stock or securities.

"Stock Option Agreement" shall mean a written agreement between the Company and an Optionee under which the Optionee may purchase Stock hereunder, as provided in Article VI hereof.

"Subsidiary" shall mean any corporation, limited liability company, partnership or other entity in which the Company directly or indirectly controls fifty percent (50%) or more of the total combined voting power of such entity.

                                  ARTICLE II
                                   THE PLAN

   2.1 Name. This Plan shall be known as the "PTEK Holdings, Inc. 1995 Stock Plan."

   2.2 Purpose. The purpose of the Plan is to advance the interests of the Company, its Subsidiaries and its shareholders by affording certain employees of the Company and its Subsidiaries, as well as key consultants and advisors to the Company or any Subsidiary, an opportunity to acquire or increase their proprietary interests in the Company. The objective of the Options and Awards is to promote the growth and profitability of the Company and its Subsidiaries by providing the Grantees with an additional incentive to achieve the Company's objectives through participation in its success and growth and by encouraging their continued association with or service to the Company and its Subsidiaries.

   2.3 Effective Date. The original effective date of this Plan was December 6, 1995. The Plan was amended as of September 12, 1996, March 18, 1997, February 27, 1998, and April 27, 2001, all of which amendments were approved by the Company's shareholders. The Plan was amended and restated on April 27, 2001 by the Board to change the name of the Plan from "Premiere Technologies, Inc. Second Amended and Restated 1995 Stock Plan" to "PTEK Holdings, Inc. 1995 Stock Plan" to correspond to the Company's new corporate name.

                                  ARTICLE III
                                 PARTICIPANTS

   The class of persons eligible to participate in this Plan shall consist of all persons whose participation in the Plan the Committee determines to be in the best interests of the Company which shall include, but not be limited to, all employees of the Company or any Subsidiary, as well as directors, key consultants and advisors to the Company or any Subsidiary.

                                  ARTICLE IV
                                ADMINISTRATION

   4.1 Duties and Powers of the Committee. This Plan shall be administered by the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it may deem necessary. The Committee shall have the power to act by unanimous written consent in lieu of a meeting, and to meet telephonically. In administering this Plan, the Committee's actions and determinations shall be binding on all interested parties. The Committee shall have the power to grant Options or Awards in accordance with the provisions of this Plan and may grant Options and Awards singly, in combination, or in tandem. Subject to the provisions of this Plan, the Committee shall have the discretion and authority to determine those persons to whom Options or Awards will be granted and whether such Options will be accompanied by the right to receive Reload Options, the number of shares of Stock subject to each Option or Award, such other matters as are specified herein, and any other terms and conditions of a Stock Option Agreement, Restriction Agreement and an SAR Agreement. The Committee shall also have the discretion and authority to delegate to any Officer its powers to grant Options or Awards under this Plan to any person who is an employee of the Company or any Subsidiary but not an Officer or Director. To the extent not inconsistent with the provisions of this Plan, the Committee may give a Grantee an election to surrender an Option or Award in exchange for the grant of a new Option or Award, and shall have the authority to amend or modify an outstanding Stock Option Agreement, Restriction Agreement or SAR Agreement, or to waive any provision thereof, provided that the Grantee consents to such action.

   4.2 Interpretation; Rules. Subject to the express provisions of this Plan, the Committee shall have complete authority to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement, Restriction Agreement and SAR Agreement, and to make all other determinations necessary or advisable for the administration of this Plan, including, without limitation, the amending or altering of this Plan and any Options or Awards granted hereunder as may be required to comply with or to conform to any federal, state or local laws or regulations.

   4.3 No Liability. Neither any Director nor any member of the Committee shall be liable to any person or entity for any act or determination made in good faith with respect to this Plan or any Option or Award granted hereunder.

   4.4 Majority Rule. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority at a meeting at which a quorum is present, or any action taken without a meeting evidenced by a writing executed by all the members of the Committee, shall constitute the action of the Committee.

   4.5 Company Assistance. The Company shall supply full and timely information to the Committee on all matters relating to eligible persons, their employment, death, retirement, disability or other termination of employment, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

                                   ARTICLE V
                        SHARES OF STOCK SUBJECT TO PLAN

   5.1 Limitations. Subject to any antidilution adjustment pursuant to the provisions of Section 5.2, the maximum number of shares of Stock that may be issued hereunder shall be 9,650,000; provided, that the stock dividend declared shortly prior to the Company's initial public offering did not and shall not affect the maximum number of shares of Stock that may be issued hereunder. Any or all shares of Stock subject to the Plan may be issued in any combination of Incentive Stock Options, non-Incentive Stock Options, Restricted Stock and SARs, and the amount of Stock subject to the Plan may be increased from time to time in accordance with Article X hereof. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Stock with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Covered Employee shall be 1,000,000. The maximum fair market value of any Restricted Stock Awards that may be received by a Covered Employee (less any consideration paid by the participant for such Award) during any one calendar year under the Plan shall be $4,000,000.

   Shares subject to an Option or issued as an Award may be either authorized and unissued shares or shares issued and later acquired by the Company. The shares covered by any unexercised portion of an Option that has terminated for any reason (except as set forth in the following paragraph), or any forfeited portion of an Award, may again be optioned or Awarded under this Plan, and such shares shall not be considered as having been optioned or issued in computing the number of shares of Stock remaining available for Options or Awards hereunder.

   If Options are issued in respect of options to acquire stock of any entity acquired, by merger or otherwise, by the Company or any Subsidiary, to the extent that such issuance shall not be inconsistent with the terms, limitations and conditions of Code Section 422 or Rule 16b-3 under the Exchange Act, the aggregate number of shares of Stock for which Options may be granted hereunder shall automatically be increased by the number of shares subject to the Options so issued; provided, however, that the aggregate number of shares of Stock for which Options may be granted hereunder shall automatically be decreased by the number of shares covered by any unexercised portion of an Option so issued that has terminated for any reason, and the shares subject to any such unexercised portion may not be optioned to any other person.

   5.2  Antidilution.

   (a) If (i) the Outstanding shares of Stock are increased, decreased, or changed into or exchanged for a different number or kind of shares or other securities of the Company, by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination or exchange of shares, or stock split or stock dividend (excluding the Stock dividend referred to in Section 5.1), (ii) any spin-off, split-off or other distribution of assets materially affects the price of the Company's stock, or (iii) there is any assumption and conversion to this Plan by the Company of an acquired company's outstanding option grants, then:

   (A) the aggregate number and kind of shares of Stock for which Options or Awards may be granted hereunder shall be adjusted appropriately by the Committee, and

   (B) the rights of Optionees (concerning the number of shares subject to Options and the Exercise Price) under outstanding Options and the rights of the holders of Awards (concerning the terms and conditions of the lapse of any then remaining restrictions), shall be adjusted appropriately by the Committee.

   (b) If the Company is a party to any reorganization in which it does not survive, involving merger, consolidation, or acquisition of the stock or substantially all the assets of the Company, the Committee, in its discretion, may:

   (i) notwithstanding other provisions hereof, declare that all Options granted under this Plan shall become exercisable immediately notwithstanding the provisions of the respective Stock Option Agreements regarding exercisability, that all such Options shall terminate thirty
       (30) days after the Committee gives written notice of the immediate right to exercise all such Options and of the decision to terminate all Options not exercised within such 30-day period, and that all then-remaining restrictions pertaining to Awards under this Plan shall immediately lapse; and/or

  (ii) notify all Grantees that all Options and Awards granted under this Plan shall be assumed by the successor corporation or substituted on an equitable basis with options or restricted stock issued by such successor corporation.

   (c) If the Company is to be liquidated or dissolved in connection with a reorganization described in Section 5.2(b), the provisions of that Section shall apply. In all other instances, the adoption of a plan of dissolution or liquidation of the Company shall, notwithstanding other provisions hereof, cause all then-remaining restrictions pertaining to Options and Awards under the Plan to lapse, and shall cause every Option outstanding under the Plan to terminate to the extent not exercised prior to the adoption of the plan of dissolution or liquidation by the shareholders; provided that, notwithstanding any other provisions hereof, the Committee may declare all Options granted under the Plan to be exercisable at any time on or before the fifth (5th) business day following such adoption, notwithstanding the provisions of the respective Stock Option Agreements regarding exercisability.

   (d) The adjustments described in paragraphs (a) through (c) of this Section 5.2, and the manner of their application, shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests; provided, however, that any adjustment made by the Committee shall be made in a manner that will not cause an Incentive Stock Option to be other than an Incentive Stock Option under applicable statutory and regulatory provisions. The adjustments required under this Article V shall apply to any successors of the Company and shall be made regardless of the number or type of successive events requiring such adjustments.

                                  ARTICLE VI
                                    OPTIONS

   6.1 Types of Options Granted. The Committee may, under this Plan, grant either Incentive Stock Options or Options which do not qualify as Incentive Stock Options. Within the limitations provided in this Plan, both types of Options may be granted to the same person at the same time, or at different times, under different terms and conditions, as long as the terms and conditions of each Option are consistent with the provisions of this Plan. Without limitation of the foregoing, Options may be granted subject to conditions based on the satisfaction of performance goals or any other factor the Committee deems relevant.

   6.2 Option Grant and Agreement. Each Option granted hereunder shall be evidenced by minutes of a meeting or the written consent of the Committee and by a written Stock Option Agreement executed by the Company and the Optionee. The terms of the Option, including the Option's duration, time or times of exercise, exercise price, whether the Option is intended to be an Incentive Stock Option, and whether the Option is to be accompanied by the right to receive a Reload Option, shall be stated in the Stock Option Agreement. No

Incentive Stock Option may be granted more than ten (10) years after the effective date of this Plan. Separate Stock Option Agreements may be used for Options intended to be Incentive Stock Options and those not so intended, but any failure to use such separate agreements shall not invalidate, or otherwise adversely affect the Optionee's interest in, the Options evidenced thereby.

   6.3 Optionee Limitations. The Committee shall not grant an Incentive Stock Option to any person who, at the time the Incentive Stock Option is granted:

   (a) is not an employee of the Company or any of its Subsidiaries; or

   (b) owns or is considered to own stock possessing at least ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries; provided, however, that this limitation shall not apply if at the time an Incentive Stock Option is granted the Exercise Price is at least one hundred ten percent (110%) of the Fair Market Value of the Stock subject to such Option and such Option by its terms is not exercisable after five (5) years from the date on which the Option is granted. For the purpose of this subsection
       (b), a person shall be considered to own: (i) the stock owned, directly or indirectly, by or for his or her brothers and sisters (whether by whole or half blood), spouse, ancestors and lineal descendants; (ii) the stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust in proportion to such person's stock interest, partnership interest or beneficial interest therein; and (iii) the stock which such person may purchase under any outstanding options of the Company or any Subsidiary.

   6.4 $100,000 Limitation. Except as provided below, the Committee shall not grant an Incentive Stock Option to, or modify the exercise provisions of any outstanding Incentive Stock Option held by, any person who, at the time the Incentive Stock Option is granted (or modified), would thereby receive or hold any Incentive Stock Options of the Company and any Subsidiary, such that the aggregate Fair Market Value (determined as of the respective dates of grant or modification of each Option) of the Stock with respect to which such Incentive Stock Options are exercisable for the first time during any calendar year is in excess of $100,000 (or such other limit as may be prescribed by the Code from time to time); provided, that the foregoing restriction on modification of outstanding Incentive Stock Options shall not preclude the Committee from modifying an outstanding Incentive Stock Option if, as a result of such modification and with the consent of the Optionee, such Option no longer constitutes an Incentive Stock Option; and provided further that, if the $100,000 limitation (or such other limitation prescribed by the Code) described in this Section 6.4 is exceeded, the Incentive Stock Option, the granting or modification of which resulted in the exceeding of such limit, shall be treated as an Incentive Stock Option up to the limitation and the excess shall be treated as an Option not qualifying as an Incentive Stock Option.

   6.5 Exercise Price. The Exercise Price of the Stock subject to each Option shall be determined by the Committee. Subject to the provisions of Section 6.3(b) hereof, the Exercise Price of an Incentive Stock Option shall not be less than the Fair Market Value of the Stock as of the date the Option is granted (or in the case of an Incentive Stock Option that is subsequently modified, on the date of such modification).

   6.6 Exercise Period. The period for the exercise of each Option granted hereunder shall be determined by the Committee, but the Stock Option Agreement with respect to each Option intended to be an Incentive Stock Option shall provide that such Option shall not be exercisable after the expiration of ten
(10) years from the date of grant (or modification) of the Option.

   6.7  Option Exercise.

   (a) Unless otherwise provided in the Stock Option Agreement or Section 6.6 hereof, an Option may be exercised at any time or from time to time during the term of the Option as to any or all full shares which have become Purchasable under the provisions of the Option, but not at any time as to less than one hundred (100) shares unless the remaining shares that have become so Purchasable are less than one hundred (100) shares. The

Committee shall have the authority to prescribe in any Stock Option Agreement that the Option may be exercised only in accordance with a vesting schedule during the term of the Option.

   (b) An Option shall be exercised by (i) delivery to the Company at its principal office a written notice of exercise with respect to a specified number of shares of Stock and (ii) payment to the Company at that office of the full amount of the Exercise Price for such number of shares in accordance with
Section 6.7(c). If requested by an Optionee, an Option may be exercised with the involvement of a stockbroker in accordance with the federal margin rules set forth in Regulation T (in which case the certificates representing the underlying shares will be delivered by the Company directly to the stockbroker).

   (c) The Exercise Price is to be paid in full in cash upon the exercise of the Option and the Company shall not be required to deliver certificates for the shares purchased until such payment has been made; provided, however, the Committee may provide in a Stock Option Agreement (or may otherwise determine in Its sole discretion at the time of exercise) that in lieu of cash, all or any portion of the Exercise Price may be paid by tendering to the Company shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in each case to be credited against the Exercise Price at the Fair Market Value of such shares on the date of exercise (however, no fractional shares may be so transferred, and the Company shall not be obligated to make any cash payments in consideration of any excess of the aggregate Fair Market Value of shares transferred over the aggregate Exercise Price); provided further, the Committee may provide in a Stock Option Agreement (or may otherwise determine in its sole discretion at the time of exercise) that, in lieu of cash or shares, all or a portion of the Exercise Price may be paid by the Optionee's execution of a recourse note equal to the Exercise Price or relevant portion thereof, subject to compliance with applicable state and federal laws, rules and regulations.

   (d) In addition to and at the time of payment of the Exercise Price, the Company may withhold, or require the Optionee to pay to the Company in cash, the amount of any federal, state and local income, employment or other withholding taxes which the Committee determines are required to be withheld under federal, state or local law in connection with the exercise of an Option; provided, however, the Committee may provide in a Stock Option Agreement (or may otherwise determine in its sole discretion at the time of exercise) that all or any portion of such tax obligations may, upon the election of the Optionee, be paid by tendering to the Company whole shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in either case in that number of shares having a Fair Market Value on the date of exercise equal to the amount of such taxes thereby being paid.

   (e) The holder of an Option shall not have any of the rights of a shareholder with respect to the shares of Stock subject to the Option until such shares have been issued and transferred to the Optionee upon the exercise of the Option.

   6.8  Reload Options.

   (a) The Committee may specify in a Stock Option Agreement (or may otherwise determine in its sole discretion) that a Reload Option shall be granted, without further action of the Committee, (i) to an Optionee who exercises an Option (including a Reload Option) by surrendering shares of Stock in payment of amounts specified in Sections 6.7(c) or 6.7(d) hereof, (ii) for the same number of shares as are surrendered to pay such amounts, (iii) as of the date of such payment and at an Exercise Price equal to the Fair Market Value of the Stock on such date, and (iv) otherwise on the same terms and conditions as the Option whose exercise has occasioned such payment, except as provided below and subject to such other contingencies, conditions, or other terms as the Committee shall specify at the time such exercised Option is granted.

   (b) Unless provided otherwise in the Stock Option Agreement, a Reload Option may not be exercised by an Optionee (i) prior to the end of a one (1) year period from the date that the Reload Option is granted, and (ii) unless the Optionee retains beneficial ownership of the shares of Stock issued to such Optionee upon exercise of the Option referred to above in Section 6.8(a)(i), for a period of one (1) year from the date of such exercise.

   6.9 Nontransferability. No Option shall be transferable by an Optionee other than by will or the laws of descent and distribution or, in the case of non-Incentive Stock Options, pursuant to a Qualified Domestic Relations Order. During the lifetime of an Optionee, Options shall be exercisable only by such Optionee (or by such Optionee's guardian or legal representative, should one be appointed).

   6.10 Termination of Employment or Service. The Committee shall have the power to specify, with respect to the Options granted to a particular Optionee, the effect upon such Optionee's right to exercise an Option upon termination of such Optionee's employment or service under various circumstances, which effect may include immediate or deferred termination of such Optionee's rights under an Option, or acceleration of the date at which an Option may be exercised in full; provided, however, that in no event may an Incentive Stock Option be exercised after the expiration of ten (10) years from the date of grant thereof.

   6.11 Employment Rights. Nothing in this Plan or in any Stock Option Agreement shall confer on any person any right to continue in the employ of the Company or any of its Subsidiaries, or shall interfere in any way with the right of the Company or any of its Subsidiaries to terminate such person's employment at any time.

   6.12 Certain Successor Options. To the extent not inconsistent with the terms, limitations and conditions of Code Section 422 and any regulations promulgated thereunder, an Option issued in respect of an option held by an employee to acquire stock of any entity acquired, by merger or otherwise, by the Company or any Subsidiary, may contain terms that differ from those stated in this Article VI, but solely to the extent necessary to preserve for any such employee the rights and benefits contained in such predecessor option, or to satisfy the requirements of Code Section 424(a).

   6.13 Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable on an accelerated basis in the event that a Change in Control occurs with respect to the Company (and the Committee shall have the discretion to modify the definition of Change in Control in a particular Option Agreement). If the Committee finds that there is a reasonable possibility that, within the succeeding six (6) months, a Change in Control will occur with respect to the Company, then the Committee may determine that all outstanding Options shall be exercisable on an accelerated basis.

                                  ARTICLE VII
                               RESTRICTED STOCK

   7.1 Awards of Restricted Stock. The Committee may grant Awards of Restricted Stock, which shall be governed by a Restriction Agreement between the Company and the Grantee. Each Restriction Agreement shall contain such restrictions, terms and conditions (including, without limitation, the satisfaction of stated performance goals) as the Committee may, in its discretion, determine, and may require that an appropriate legend be placed on the certificates evidencing the subject Restricted Stock. Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted, provided that the Grantee has executed the Restriction Agreement governing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the foregoing documents within the time period prescribed by the Committee, if any, the Award shall be void. At the discretion of the Committee, Shares issued in connection with an Award shall be deposited together with the stock powers with an escrow agent designated by the Committee. Unless the Committee determines otherwise and as set forth in the Restriction Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

   7.2 Nontransferability. Until any restrictions upon Restricted Stock awarded to a Grantee shall have lapsed in a manner set forth in Section 7.3, such shares of Restricted Stock shall not be transferable other than by will or the laws of descent and distribution, or pursuant to a Qualified Domestic Relations Order, nor shall they be delivered to the Grantee.

   7.3 Lapse of Restrictions. Restrictions upon Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may, in its discretion, determine at the time the Award is granted or thereafter.

   7.4 Termination of Employment. The Committee shall have the power to specify, with respect to each Award granted to any particular Grantee, the effect upon such Grantee's rights with respect to such Restricted Stock of the termination of such Grantee's employment under various circumstances, which effect may include immediate or deferred forfeiture of such Restricted Stock or acceleration of the date on which any then remaining restrictions shall lapse.

   7.5 Treatment of Dividends. At the time an Award of Restricted Stock is made the Committee may, in its discretion, determine that the payment to the Grantee of any dividends, or a specified portion thereof, declared or paid on such Restricted Stock shall be (a) deferred until the lapsing of the relevant restrictions and (b) held by the Company for the account of the Grantee until such lapsing. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account outstanding during such year at a rate per annum determined by the Committee. Payment of deferred dividends, together with interest thereon, shall be made upon the lapsing of restrictions imposed on such Restricted Stock, and any dividends deferred (together with any interest thereon) in respect of Restricted Stock shall be forfeited upon any forfeiture of such Restricted Stock.

   7.6 Delivery of Shares. Except as provided otherwise in Article IX below, within a reasonable period of time following the lapse of the restrictions on shares of Restricted Stock, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such shares and such shares shall be free of all restrictions hereunder.

                                 ARTICLE VIII
                           STOCK APPRECIATION RIGHTS

   8.1 SAR Awards. The Committee may grant Awards of SARs, which shall be governed by an SAR Agreement between the Company and the Grantee. Each SAR Agreement shall contain such restrictions, terms and conditions (including, without limitation, the satisfaction of stated performance goals) as the Committee may, in its discretion, determine.

   8.2 Determination of Price. The SAR Price shall be established by the Committee in its sole discretion. The SAR Price shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the date the SAR is granted for an SAR issued in tandem with an Incentive Stock Option.

   8.3 Exercise of an SAR. Upon exercise of an SAR, the Grantee shall be entitled, subject to the terms and conditions of this Plan and the SAR Agreement, to receive for each share of Stock being exercised under the SAR, the excess of (a) the Fair Market Value of such share of Stock on the date of exercise over (b) the SAR Price for such share of Stock.

   8.4 Payment for an SAR. At the sole discretion of the Committee, the payment of such excess shall be made in (a) cash, (b) shares of Stock, or (c) a combination of both. Shares of Stock used for this payment shall be valued at their Fair Market Value on the date of exercise of the applicable SAR.

   8.5 Status of SAR Shares. Shares of Stock subject to an Award of an SAR shall be considered shares of Stock which may be issued under this Plan for purposes of Section 5.1 hereof, unless the SAR Agreement making the Award of the SAR provides that the exercise of such SAR results in the termination of an unexercised Option for the same number of shares of Stock.

   8.6  Termination of SARs.  An SAR may be terminated as follows:

   (a) During the period of a Grantee's continuous employment with the Company or a Subsidiary, an SAR will be terminated only if it has been fully exercised or it has expired by its terms.

   (b) Upon termination of a Grantee's employment with the Company or a Subsidiary, the SAR will terminate upon the earliest of (1) the full exercise of the SAR, (ii) the expiration of the SAR by its terms, and
       (iii) not more than three (3) months following the date of employment termination; provided, however, should termination of employment (A) result from the death or Permanent and Total Disability of the Grantee, the period referenced in clause (iii) hereof shall be one (1) year, or
       (B) be for Cause, the SAR will terminate on the date of employment termination. For purposes of this Plan, a leave of absence approved by the Company shall not be deemed to be termination of employment unless otherwise provided in the SAR Agreement or by the Company on the date of the leave of absence.

   (c) Subject to the terms of the SAR Agreement with the Grantee, if a Grantee should die or become Subject to a Permanent and Total Disability prior to the termination of employment with the Company or any Subsidiary and prior to the termination of an SAR, such SAR may be exercised to the extent that the Grantee shall have been entitled to exercise it at the time of death or Permanent and Total Disability, as the case may be, by the Grantee, the estate of the Grantee or the person or persons to whom the SAR shall have been transferred by will or by the laws of descent and distribution.

   (d) Except as otherwise expressly provided in the SAR Agreement with the Grantee, in no event will the continuation of the term of an SAR beyond the date of termination of employment allow the Employee, or his beneficiaries or heirs, to accrue additional rights under this Plan, have additional SARs available for exercise, or receive a higher benefit than the benefit payable as if the SAR had been exercised on the date of employment termination.

   8.7 No Shareholder Rights. The Grantee of an SAR shall have no rights as a shareholder with respect to such SAR. In addition, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or rights except as provided in Section 5.2 hereof.

                                  ARTICLE IX
                              STOCK CERTIFICATES

   The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder or any portion thereof, or deliver any certificate for shares of Restricted Stock granted hereunder, prior to fulfillment of all of the following conditions:

   (a) the admission of such shares to listing on all stock exchanges on which the Stock is then listed;

   (b) the completion of any registration or other qualification of such shares which the Committee shall deem necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body;

   (c) the obtaining of any approval or other clearance from any federal or state governmental agency or body which the Committee shall determine to be necessary or advisable; and

   (d) the lapse of such reasonable period of time following the exercise of the Option as the Board from time to time may establish for reasons of administrative convenience.

   Stock certificates issued and delivered to Grantees shall bear such restrictive legends as the Company shall deem necessary or advisable pursuant to applicable federal and state securities laws.

                                   ARTICLE X
                           TERMINATION AND AMENDMENT

   10.1 Termination and Amendment. The Board at any time may amend or terminate the Plan without shareholder approval; provided, however, that the Board may condition any amendment on the approval of shareholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws.

   10.2 Effect on Grantee's Rights. No termination, amendment or modification of this Plan shall adversely affect a Grantee's rights under a Stock Option Agreement, Restriction Agreement or an SAR Agreement without the consent of the Grantee or his legal representative.

                                  ARTICLE XI
                   RELATIONSHIP TO OTHER COMPENSATION PLANS

   The adoption of this Plan shall not affect any other stock option, incentive or other compensation plans in effect for the Company or any of its Subsidiaries; nor shall the adoption of the Plan preclude the Company or any of its Subsidiaries from establishing any other form of incentive or other compensation plan for employees or Directors of the Company or any of its Subsidiaries.

                                  ARTICLE XII
                                 MISCELLANEOUS

   12.1 Performance Goals. The Committee may determine that any Award granted pursuant to this Plan to a participant (including, but not limited to, participants who are Covered Employees) shall be determined solely on the basis of (a) the achievement by the Company or a Subsidiary of a specified target return on equity or assets, (b) the Company's or Subsidiary's stock price, (c) the achievement by the Company or a business unit of the Company or Subsidiary of a specified target net income or earnings per share, including without limitation earnings before interest and taxes, or (d) any combination of the goals set forth in (a) through (c) above. Furthermore, the Committee reserves the right for any reason to reduce (but not increase) any Award, notwithstanding the achievement of a specified goal. If an Award is made on such basis, the Committee shall establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code Section 162(m)). Any payment of an Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

   12.2 Replacement or Amended Grants. At the sole discretion of the Committee, and subject to the terms of this Plan, the Committee may modify outstanding Options or Awards or accept the surrender of outstanding Options or Awards and grant new Options or Awards in substitution thereof. However, no modification of an Option or Award shall adversely affect a Grantee's rights under a Stock Option Agreement, Restriction Agreement or an SAR Agreement without the consent of the Grantee or his legal representative.

   12.3 Forfeiture for Competition. If a Grantee provides services to a competitor of the Company or any of its Subsidiaries, whether as an employee, officer, director, independent contractor, consultant, agent or otherwise, which services are of a nature that can reasonably be expected to involve the skills and experience used or developed by the Grantee while an employee, consultant or advisor of the Company or any Subsidiary, then that Grantee's rights under any Options outstanding hereunder shall be forfeited and terminated, and any shares of Restricted Stock held by such Grantee subject to remaining restrictions shall be forfeited, subject in each case to a determination to the contrary by the Committee.

   12.4 Plan Binding on Successors. This Plan shall be binding upon the successors and assigns of the Company.

   12.5 Singular, Plural, Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender and vice versa.

   12.6 Headings Not Part of Plan. Headings of Articles and Sections hereof are inserted for convenience and reference, and they do not constitute part of this Plan.

   12.7 Interpretation. With respect to Section 16 Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act, and shall be interpreted consistent therewith.

                                                                     APPENDIX E

                                     PROXY
                              PTEK HOLDINGS, INC.

   The undersigned hereby appoints Boland T. Jones and Patrick G. Jones, each with full power of substitution, acting jointly or by either of them if only one be present and acting, attorneys and proxies to vote in the manner specified below (according to the number of shares which the undersigned would be entitled to cast if then personally present), all the shares of common stock, par value $.01 per share, or all the Series B voting preferred stock, par value $.01 per share, of PTEK Holdings, Inc. held of record by the undersigned at the close of business on April 22, 2002, at the Annual Meeting of Shareholders to be held at 10:00 a.m., local time, on June 5, 2002, at the JW Marriott Hotel at Lenox, 3300 Lenox Road, N.E., Atlanta, Georgia, 30326, including any adjournments thereof.

1. Election of the following nominees:

    Nominees: Raymond H. Pirtle, Jr., Jeffrey M. Cunningham and Randolph L. Booth to serve as Class II directors for terms expiring at the annual meeting of shareholders in 2005:

    FOR all nominees listed above  [_]
                      WITHHOLD authority to vote for nominees listed above  [_]

(Instruction: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2. Approval of an amendment to the Company's Associate Stock Purchase Plan to increase the shares available for purchase by 750,000:

    FOR  [_]
                                 AGAINST  [_]
                                                                   ABSTAIN  [_]

3. Approval of an amendment to the 2000 Directors Stock Plan to increase the shares available for awards by 1,000,000:


    FOR  [_]
                                 AGAINST  [_]
                                                                   ABSTAIN  [_]
4. Approval of an amendment to the 1995 Stock Plan to increase annual award limits and approve performance criteria for performance based awards:

    FOR  [_]
                                 AGAINST  [_]
                                                                   ABSTAIN  [_]

[_] Please check this box if you plan to attend the Annual Meeting of Shareholders despite submission of this Proxy.

   This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this Proxy will be voted "FOR" the election of the three director nominees name in Proposal 1 and "FOR" Proposal 2, Proposal 3 and Proposal 4, and with discretionary authority as permitted by Rule 14a-4(c) of the Securities and Exchange Commission on all other matters that may properly come before the Meeting or any adjournment thereof of which the Company had notice on or after December 28, 2001.

   Please sign exactly as your name appears on your stock certificate and date as of the date of signature. Where shares are held jointly, each shareholder must sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                          Signature of Shareholder

                                          Signatures of Other Shareholder
                                          (if held jointly)

                                          Dated: __________, 2002

THIS PROXY IS SOLICITED ON BEHALF OF PTEK HOLDINGS, INC.'S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE SHAREHOLDER PRIOR TO ITS EXERCISE.

                                      E-2